                                                                     EXHIBIT 2.1

                              ACQUISITION AGREEMENT
                                   dated as of
                                  JUNE 28, 2000
                                  by and among
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,
                             AIMCO PROPERTIES, L.P.,
                             NHP Management company
                                       and
                           AIMCO/NHP PROPERTIES, INC.,
                                   as Buyers,
                                       and
                                 LEO E. ZICKLER,
                                FRANCIS P. LAVIN,
                               ROBERT B. DOWNING,
                                MARK E. SCHIFRIN,
                                 MARC B. ABRAMS,
                                       and
                              RICHARD R. SINGLETON,
                                   as Sellers

                                Table of Contents


                                                                                                                Page
                                                                                                                ----


ARTICLE I. DEFINITIONS............................................................................................1

1.1.     Definitions..............................................................................................1

ARTICLE II. CONTRIBUTION, PURCHASE AND SALE OF ASSETS............................................................17

2.1.     Contribution, Purchase and Sale of Assets...............................................................17
2.2.     Consideration; Assumption of Liabilities; Sale and Contributions........................................18
2.3.     Purchase Price Adjustments..............................................................................19
2.4.     Warrants................................................................................................22
2.5.     Deposit.................................................................................................22
2.6.     Escrow..................................................................................................23

ARTICLE III. PRE-CLOSING REORGANIZATIONS.........................................................................24

3.1.     Restructurings..........................................................................................24

ARTICLE IV. CLOSING..............................................................................................24

4.1.     Closing.................................................................................................24
4.2.     [INTENTIONALLY OMITTED].................................................................................27
4.3.     Conventional Portfolio..................................................................................27
4.4.     Deliveries by Sellers at the Closing....................................................................28
4.5.     Deliveries by Buyers at the Closing.....................................................................31
4.6.     No Duplicative Deliveries...............................................................................34

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLER GROUP........................................................34

5.1.     Organization and Qualification..........................................................................35
5.2.     HUD Properties..........................................................................................35
5.3.     Financial Statements and Cash Flows.....................................................................36
5.4.     Organizational Documents................................................................................36
5.5.     Litigation..............................................................................................36
5.6.     Absence of Undisclosed Liabilities......................................................................37
5.7.     Absence of Changes......................................................................................37
5.8.     Benefit Plans and Employee Matters......................................................................37
5.9.     Properties..............................................................................................38
5.10.    Personal Property; Leases...............................................................................38

                                Table of Contents
                                   (continued)


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                                                                                                                ----

5.11.    Fee Agreements..........................................................................................39
5.12.    Compliance with Law; Licenses, Permits and Approvals....................................................39
5.13.    Insurance...............................................................................................39
5.14.    No Investment Company...................................................................................40
5.15.    Intercompany Liabilities................................................................................40
5.16.    Environmental...........................................................................................40
5.17.    Tax Representations and Warranties as to the Companies..................................................41
5.18.    Reports and Financial Statements........................................................................43
5.19.    Books and Records.......................................................................................44
5.20.    Consents and Approvals; No Violation....................................................................44
5.21.    Brokers and Financial Advisors..........................................................................44
5.22.    Transactions with Affiliates............................................................................44

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF EACH SELLER........................................................44

6.1.     Ownership Interests.....................................................................................45
6.2.     Investment Representations..............................................................................46

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BUYERS............................................................47

7.1.     Organization and Qualification..........................................................................48
7.2.     Authority Relative to this Agreement....................................................................48
7.3.     Consents and Approvals; No Violation....................................................................49
7.4.     Litigation..............................................................................................49
7.5.     Organizational Documents................................................................................49
7.6.     OP Units; Amended and Restated Warrants.................................................................50
7.7.     Reports, Financial Statements and Private Placement Memorandum..........................................50
7.8.     Investment Company Status...............................................................................50
7.9.     Partnership Status......................................................................................50
7.10.    Financial Capability....................................................................................50
7.11.    Due Diligence...........................................................................................51
7.12.    Property Information....................................................................................51
7.13.    Brokers and Financial Advisors..........................................................................51
7.14.    "Blue Sky" Permits......................................................................................51
7.15.    Net Worth...............................................................................................51

                                Table of Contents
                                   (continued)



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                                                                                                                ----


ARTICLE VIII. COVENANTS..........................................................................................51

8.1.     Notification of Certain Matters.........................................................................51
8.2.     Consents and Approvals..................................................................................51
8.3.     Conduct of Business Pending the Closing.................................................................52
8.4.     Sale of Acquired Assets.................................................................................53
8.5.     Access and Investigation................................................................................53
8.6.     No Negotiations with Third Parties......................................................................53
8.7.     Public Announcements....................................................................................54
8.8.     Insurance...............................................................................................54
8.9.     Employees...............................................................................................54
8.10.    Transaction Costs.......................................................................................55
8.11.    Payments to Financial Advisors..........................................................................55
8.12.    Correspondence with Limited Partners....................................................................55
8.13.    Post-Closing Access.....................................................................................55
8.14.    No Endorsements.........................................................................................56
8.15.    Offer Documents.........................................................................................56
8.16.    Lease Document..........................................................................................56
8.17.    Performance of Obligations..............................................................................56
8.18.    Further Assurances......................................................................................57

ARTICLE IX. CONDITIONS TO CLOSING................................................................................57

9.1.     Conditions to Each Party's Obligation to Effect the Closing.............................................57
9.2.     Conditions to Obligations of Buyers to Effect the Closing...............................................57
9.3.     Conditions to Obligations of Sellers to Effect the Closing..............................................58

ARTICLE X. TERMINATION, WAIVER AND AMENDMENT.....................................................................59

10.1.    Termination.............................................................................................59
10.2.    Effect of Termination...................................................................................60
10.3.    Failure to Close........................................................................................60
10.4.    Extension of Time, Waiver, Etc..........................................................................61

ARTICLE XI. SELLER LIABILITY LIMITS..............................................................................62

11.1.    Limitation on Liability.................................................................................62



11.3.    No Reliance.............................................................................................65
11.4.    Survival of Representations and Warranties; Reliance by Buyers..........................................65
11.5.    Attachments; Exhibits; Schedules........................................................................66

ARTICLE XII.  MISCELLANEOUS PROVISIONS...........................................................................66

12.1.    Governing Law...........................................................................................66
12.2.    Entire Agreement........................................................................................66
12.3.    Modification; Waiver....................................................................................66
12.4.    Notices.................................................................................................66
12.5.    Expenses................................................................................................68
12.6.    Assignment..............................................................................................68
12.7.    Survival of Covenants...................................................................................68
12.8.    Intentionally Omitted...................................................................................68
12.9.    Successors and Assigns..................................................................................68
12.10.   Counterparts............................................................................................68
12.11.   Headings................................................................................................68
12.12.   Disclosure Memorandum...................................................................................68
12.13.   Time of Essence.........................................................................................68
12.14.   Construction............................................................................................69
12.15.   Exhibits................................................................................................69
12.16.   Attorneys' Fees.........................................................................................69
12.17.   Seller's Knowledge......................................................................................69
12.18.   Jurisdiction and Venue..................................................................................69
12.19.   No Third Party Beneficiaries............................................................................69
12.20.   Escrow Agent............................................................................................69
12.21.   JURY TRIAL WAIVER.......................................................................................70


                                                                                                               Page
                                                                                                               ----
                                                     EXHIBITS

EXHIBIT 2.1       Acquired Assets..................................................................................
EXHIBIT A         Acknowledgment and Acceptance of Admission of
                  Limited Partner...............................................................................A-1
EXHIBIT B         Assignment and Assumption of Corporate Debt ..................................................B-1
EXHIBIT C         Form of Assignment of Derivative Security.....................................................C-1
EXHIBIT C-1       Form of Assignment and Assumption of Fee Agreements..........................................C1-1

EXHIBIT D         Form of Assignment of Partnership Interests, Membership
                  Interests, Stock Interests, and Withdrawal of Partner, Member and
                  Shareholder...................................................................................D-1
EXHIBIT E         Form of Assignment and Assumption of Zickler Property Loans
                  and Zickler Subordinated Note.................................................................E-1
EXHIBIT F         Intentionally Omitted.........................................................................F-1
EXHIBIT G         Form of Assignment of Trademarks..............................................................G-1
EXHIBIT H         Form of Assignment and Assumption of Zickler Loans............................................H-1
EXHIBIT I         Form of Buyers' Release of Sellers............................................................I-1
EXHIBIT J         Intentionally Omitted.........................................................................J-1
EXHIBIT K         Form of Consulting Agreement..................................................................K-1
EXHIBIT L         Form of Co-Sale Agreements....................................................................L-1
EXHIBIT M         Intentionally Omitted.........................................................................M-1
EXHIBIT N         Intentionally Omitted.........................................................................N-1
EXHIBIT O         Form of Holdback Security Agreement...........................................................O-1
EXHIBIT P         Form of ILPI and BAC Agreement................................................................P-1
EXHIBIT Q         Form of License Agreement (FF&E)..............................................................Q-1
EXHIBIT R         Form of Transitional Trademark License Agreement (Oxford).....................................R-1
EXHIBIT S         Form of Option Sale Agreement ................................................................S-1
EXHIBIT T         Form of Sellers' Release of Oxford Entities...................................................T-1
EXHIBIT T-1       Form of Oxford Entities' Release of Sellers .................................................T1-1
EXHIBIT U         Form of Registration Rights Agreement.........................................................U-1
EXHIBIT V         Form of Amended and Restated Warrant Agreement................................................V-1
EXHIBIT W         Form of SLP Offer Agreement...................................................................W-1
EXHIBIT X         Form of Sellers' Release of Buyers............................................................X-1
EXHIBIT Y         Form of Tax Matters Agreement.................................................................Y-1
EXHIBIT Z         Form of FIRPTA Certificates...................................................................Z-1
EXHIBIT AA        Form of Directors and Officer Resignations...................................................AA-1
EXHIBIT BB        Form of Press Release........................................................................BB-1
EXHIBIT CC        Form of Fee Schedule for Escrow Agent........................................................CC-1

                          INDEX OF DISCLOSURE SCHEDULES


SCHEDULE NO.                         SCHEDULE NAME
------------                         -------------

Disclosure Schedule 1.1              OAMCO General Partners

Disclosure Schedule 2.1              Allocation of Purchase Price

Disclosure Schedule                  Excluded Oxford Assets
Definition 1

Disclosure Schedule                  Excluded Seller Assets
Definition 2

Disclosure Schedule 2.2(c)           Assumed Liabilities (two categories "subject to" and
                                     "assumed" liabilities)

Disclosure Schedule 2.3(a)           Proforma Schedule of Net Cash Flows for the Year 2000

Disclosure Schedule 2.3(c)           Cash Balance Methodology

Disclosure Schedule 2.3(e)           Purchase Price Per Diem Allocations

Disclosure Schedule 3.1              Restructuring of and Organizations on or before Closing

Disclosure Schedule 3.3              Dissolution of Certain Oxford Entities

Disclosure Schedule 4.3              Required Consents of Lenders

Disclosure Schedule 5.1(b)           States of Incorporation, Formation or Organization of the
                                     General Partners

Disclosure Schedule 5.1(c)           States of Formation of the Property-Owning Entities,
                                     Investment Tier Partnerships, OPR and OTEF

Disclosure Schedule 5.2(a)           HUD/State Agency Real Properties and Leasehold Interests

Disclosure Schedule 5.2(b)           HUD Previous Participation Issues

Disclosure Schedule 5.3              List of Financial Statements provided to Buyers

Disclosure Schedule 5.4              Organizational Structure Charts

Disclosure Schedule 5.5              Litigation and Tax Audits

Disclosure Schedule 5.5(a)           Persons having Ownership Interests in the General Partners of Property-Owning Entities

Disclosure Schedule 5.7              Changes in Financial Statements

Disclosure Schedule 5.8(a)           Liabilities under Benefit Plans to Current Employees

Disclosure Schedule 5.8(b)           Employee/Labor Matters

Disclosure Schedule 5.9(a)           List of all properties; street addresses and owners (including third party rights of first refusal and ground leases)

Disclosure Schedule 5.9(b)           Violations of Laws at the Properties

Disclosure Schedule 5.9(c)           Properties being considered for refinance or sale

Disclosure Schedule 5.9(d)           Uncured Monetary Defaults

Disclosure Schedule 5.10             Leases and Liens on Personal Property

Disclosure Schedule 5.11             List of Fee Agreements

Disclosure Schedule 5.12             Licenses, Permits and Approvals and any violations of law
                                     of Oxford Entities

Disclosure Schedule 5.13(a)          Insurance Policies

Disclosure Schedule 5.13(b)          Insurance Losses and payments made since January 1, 1999




Disclosure Schedule 5.15             Intercompany Liabilities (Company to Company)

Disclosure Schedule 5.16             Environmental Reports

Disclosure Schedule 5.16(a)          Environmental (Non-Compliance)

Disclosure Schedule 5.16(b)          Environmental (Claims)

Disclosure Schedule 5.16(c)          Environmental (Locations of Properties storing or disposing of Materials of Environmental Concern; underground tanks;
                                     asbestos)

Disclosure Schedule 5.16(d)          Environmental (Permits)

Disclosure Schedule 5.16(f)          All Properties owned, leased or operated by Oxford Entities since 1990

Disclosure Schedule 5.17             Exceptions to Tax Representations

Disclosure Schedule 5.17(j)(i)       List of Entities treated as Partnerships for tax
                                     purposes

Schedule 5.17(j)(ii)                 List of Entities treated as S-Corporations for tax
                                     purposes

Disclosure Schedule                  List of Entities treated as Corporations for tax purposes
5.17(j)(iii)

Disclosure Schedule 5.17(n)          Fair Market Value of Unlimited Tax Lock Out Properties
                                     and Limited Tax Lock Out Properties

Disclosure Schedule 5.20             Required HUD 2530 Approvals

Disclosure Schedule 5.21             Seller's Broker

Disclosure Schedule 5.22             Indebtedness Owed by any Oxford Entity to any of Sellers or
                                     Sellers' Affiliates (and Sellers to Oxford Entities) (including obligators, principal amount outstanding and accrued but
                                     unpaid interest as of the Effective Date

Disclosure Schedule 6.1(b)           Liens and Security Interests on Acquired Assets

Disclosure Schedule 7.3              Required Buyer Consents

Disclosure Schedule 7.13             Buyer's Broker

Disclosure Schedule 11.1             Sellers' Ratable Percentages and Maximum Liability Cap

Disclosure Schedule                  Indemnification Agreements
Definition 3

Disclosure Schedule                  List of Zickler Property Loans
Definition 5

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT, executed and effective as of June 28, 2000 (the "Effective Date"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), AIMCO/NHP Properties, Inc., a Delaware corporation ("AIMCO/NHP") and NHP Management Company, a District of Columbia corporation ("NHP" and, together with AIMCO, AIMCO/NHP and AIMCO OP, the "Buyers"), Leo E. Zickler, an individual ("Zickler"), Francis P. Lavin, an individual ("Lavin"), Robert B. Downing, an individual ("Downing"), Mark E. Schifrin, an individual ("Schifrin"), Marc B. Abrams, an individual ("Abrams"), and Richard R. Singleton, an individual ("Singleton", and, together with Zickler, Lavin, Downing, Schifrin and Abrams, the "Sellers")(the "Agreement").

         WHEREAS, Sellers desire to sell and/or contribute their respective interests in the Acquired Assets (as hereinafter defined) to Buyers in exchange for cash, units of limited partnership interest in AIMCO OP ("OP Units"), and/or shares of AIMCO Stock (as hereinafter defined), and Buyers desire to accept such interests in exchange for such consideration; and

         WHEREAS, the parties hereto agree that each and every provision incorporated in this Agreement has been a material inducement for Buyers and Sellers entering into the transaction contemplated by this Agreement, including, without limitation the representations and warranties and the indemnifications of Buyers and Sellers.

         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

     1.1. Definitions. The capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

          "Accredited Investor" shall have the meaning ascribed thereto in Regulation D of the Rules and Regulations promulgated under the Securities Act.

          "Acknowledgment" shall mean an Acknowledgment and Acceptance of Admission of Limited Partner, substantially in the form of Exhibit A.

          "Acquired Assets" shall mean, without duplication, the assets set forth on Exhibit 2.1, subject to adjustment and/or exclusion as provided by the terms of this Agreement.

          "Acquired Business" shall mean, (i) the Acquired Assets and (ii) the Assumed Liabilities.

          "Actual AIMCO Market Price" shall mean, as of any Determination Date, the average of the high and low reported sale prices (regular way) of AIMCO Stock on the New York Stock Exchange on each of twenty (20) consecutive full trading days ending on the fifth (5th) full trading day prior to the Determination Date.

          "ADA" shall mean the Americans with Disabilities Act of 1990.

          "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person within the meaning of SEC Rule 144(a)(1).

          "Agreed Representations and Warranties" shall have the meaning set forth in Section 11.2.

          "AIMCO Market Price" shall mean, as of any Determination Date, (i) the average of the high and low reported sale prices (regular way) of AIMCO Stock on the New York Stock Exchange on each of twenty (20) consecutive full trading days ending on the fifth (5th) full trading day prior to the Determination Date, (ii) $40 per share if the average determined pursuant to clause (i) is less than $40 per share or (iii) $45 per share if the average determined pursuant to clause
(i) is greater than $45 per share.

          "AIMCO/SEC Reports" shall have the meaning set forth in Section 7.7.

          "AIMCO Stock" shall mean shares of Class A Common Stock, par value $.01 per share, of AIMCO.

          "Amended and Restated Warrant Agreement" shall mean a warrant agreement in the form of Exhibit V.

          "Applicable Sellers' Cap" shall have the meaning set forth in Section 11.1(c).

          "Approvals" shall have the meaning set forth in Section 5.12.

          "Assignment and Assumption of Corporate Debt" shall mean an Assignment and Assumption of Corporate Debt, substantially in the form of Exhibit B.

          "Assignment and Assumption of Derivative Security" shall mean an Assignment and Assumption of Derivative Security, substantially in the form of Exhibit C.

          "Assignment and Assumption of Fee Agreements" shall mean an Assignment and Assumption of Fee Agreements, substantially in the form of Exhibit C-1.

          "Assignment and Assumption of Partnership Interest" shall mean an Assignment and Assumption of Partnership Interest, substantially in the form of Exhibit D.

          "Assignment and Assumption of Zickler Property Loans and Zickler Subordinated Note" shall mean an Assignment and Assumption of Zickler Property Loans and Zickler Subordinated Note, substantially in the form of Exhibit E.

          "Assignment of Cash Accounts" shall mean an Assignment of Cash Accounts, substantially in the form of Exhibit F, which shall include all of Sellers' right, title and interest in and to the Cash Accounts, including without limitation the OTEF Escrows.

          "Assignment of Trademarks" shall mean the Assignment of Trademarks, substantially in the form of Exhibit G.

          "Assignment and Assumption of Zickler Loans" shall mean the Assignment and Assumption of Zickler Loans substantially in the form of Exhibit H.

          "Assumed Liabilities" shall mean the liabilities, instruments and agreements set forth or described on Disclosure Schedule 2.2(c).

          "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

          "Benefit Plans" shall mean all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, and other stock plans (whether qualified or non-qualified), and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health, or other and whether key man, group, workers compensation, or other), profit sharing, disability, thrift, day care, legal services, leave of absence, layoff, and supplemental or excess benefit plans, and all other benefit contracts, arrangements, or procedures having the effect of a plan, in each case, existing on or before the Closing Date, under which any of Sellers or the Companies is or may hereafter become obligated in any manner (including without limitation obligations to make contributions or other payments).

          "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in New York or Maryland are authorized or obligated to close under the laws of the State of New York or Maryland.

          "Buyers' Representatives" shall mean officers, directors and persons exercising control over the Buyers.

          "Buyers' Release of Sellers" shall mean a release agreement in the form attached hereto as Exhibit I.

          "Buyers' Securities" shall mean AIMCO Stock and/or OP Units or such combination thereof as may be specified by Sellers pursuant to the terms of this Agreement.

          "Buyers' Transaction Costs" shall mean (i) the fees and expenses payable to Skadden, Arps, Slate, Meagher & Flom LLP and any other counsel of Buyers for legal services rendered to Buyers in connection with the transactions contemplated hereby, (ii) the fees and expenses of Arthur Andersen LLP and Ernst & Young in connection with Buyers' financial review of the Acquired Business and any other matter on behalf of Buyers in connection with the transactions contemplated hereby; (iii) all fees, costs, expenses and charges incurred in connection with obtaining the HUD Approvals to the extent provided for in this Agreement, (iv) one-half of any and all transfer and recordation taxes and/or fees due and payable in connection with the transactions contemplated by this Agreement, (v) all other costs and expenses incurred by Buyers in connection with the transactions contemplated hereby, including without limitation, the Holdback Security Agreement, and (vi) the fees and expenses of Merrill Lynch & Company payable in connection with the transactions contemplated hereby, pursuant to that certain letter agreement, dated November 18, 1999.

          "Cash Accounts" means all cash accounts or escrows associated with the operations or financing of the Property-Owning Entities that are maintained by or for the benefit of the Property-Owning Entities or their lenders or servicers, including without limitation any accounts that contain debt service reserves or serve as additional collateral for indebtedness of the Property-Owning Entities.

          "Change in Control" shall mean the occurrence of any of the following events:

          (i) an acquisition (other than directly from AIMCO) of any voting securities of AIMCO (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of 20% or more of the combined voting power of AIMCO's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) AIMCO or (2) any corporation, partnership or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by AIMCO or in which AIMCO serves as a general partner or manager (a "Subsidiary"), (B) AIMCO or any Subsidiary, or (C) any Person in connection with a Non-Control Transaction (as hereinafter defined); or

          (ii) approval by the stockholders of AIMCO of: (A) a merger, consolidation, share exchange or reorganization involving AIMCO, unless the stockholders of AIMCO, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization (a "Non-Control Transaction"); (B) a complete liquidation or dissolution of AIMCO; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of AIMCO to any person (other than a transfer to a Subsidiary).

          "Changed Conditions" shall have the meaning set forth in Section 11.4(b).

          "Closing" shall mean consummation of all actions required to be performed by all of the parties hereto pursuant to this Agreement with respect to each of the transactions contemplated by this Agreement.

          "Closing Date" shall mean the date (or dates, as described herein) on which the Closing occurs.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Commercially reasonable efforts" or "commercially reasonable steps," when used with respect to any party, shall mean the reasonable efforts of a party without the requirement that such party incur any out-of-pocket expenses other than routine administrative costs, except to the extent expressly provided for in this Agreement.

          "Companies" shall mean, collectively, OHC, ORFG, the General Partners, and any direct or indirect Subsidiary of the foregoing.

          "Company Assets" shall mean, collectively, all real, personal and intangible property owned or leased directly by any of the Companies, and (i) not on behalf of any Property-Owning Entity, and (ii) excluding the Excluded Assets.

          "Confidentiality Agreement" shall mean that certain Confidentiality Agreement by and between Buyers and Sellers, dated December 2, 1997, as amended to date.

          "Consents" shall have the meaning set forth in Section 8.2.

          "Consulting Agreement" shall mean the Consulting Agreement in the form attached hereto as Exhibit K.

          "Contract" shall mean any indenture, deed of trust, mortgage, loan agreement, or other material document or instrument or agreement, oral or written, to which any of the Companies is a party or by which any of the Companies or their assets or properties is bound, but excluding any of the foregoing documents, instruments or agreements executed on behalf of Property-Owning Entities, OTEF, ORP, or the Investment Tier Partnerships.

          "Contributed Assets" shall mean the Acquired Assets identified for contribution on Exhibit 2.1.

          "Conventional Portfolio" shall mean all Properties other than HUD Properties.

          "Co-Sale Agreement" shall mean the Co-Sale Agreement, in the form attached hereto as Exhibit L.

          "Damages" shall mean any and all costs, damages, liabilities, fines, fees, penalties, judgments, interest obligations, assessments, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary damages, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and other experts, and other reasonable expenses of litigation or of any claim, default or assessment).

          "Deposit" shall have the meaning provided in Section 2.5.

          "Derivative Security" shall mean the rights and obligations created pursuant to that certain Intercreditor and Collateral Agency Agreement ("Intercreditor Agreement"), dated December 10, 1993, by and among ML Oxford Finance Corp., NHP-HG, Inc. and Oxford Realty Financial Group, Inc. (formerly known as Oxford Asset Management Corporation), and that certain Second Amended and Restated Loan Agreement, dated December 10, 1993, by and among ML Oxford Finance Corp. and the affiliated Oxford entities identified therein.

          "Determination Date" shall mean any date specified in this Agreement for a determination of the Actual AIMCO Market Price or the AIMCO Market Price.

          "Direct General Partnership Interests" shall mean all of Zickler's existing general partnership interests in the Property-Owning Entities and the Employee Partnerships, in each case owned by Zickler individually.

          "Disclosure Certificate" shall mean the certificate delivered by Sellers to Buyers at Closing certifying that all Agreed Representations and Warranties shall be true and correct in all material respects as of the Closing Date.

          "Disclosure Memorandum" shall mean that memorandum delivered by Sellers to Buyers on the date hereof containing all of the Disclosure Schedules referenced in this Agreement.

          "Employee Partnerships" means (i) Oxford Associates '76 Limited Partnership, Oxford Associates '77 Limited Partnership, Oxford Associates '78 Limited Partnership, Oxford Associates '79 Limited Partnership, Oxford Associates '80 Limited Partnership, Oxford Associates '81 Limited Partnership, Oxford Associates '82 Limited Partnership, Oxford Associates '83 Limited Partnership, Oxford Associates '84 Limited Partnership, Oxford Associates '85 Limited Partnership, and Oxford Associates '86 Limited Partnership, (ii) Oxford Managers I Limited Partnership, Oxford Managers II Limited Partnership, and Oxford Managers IIIA Limited Partnership, (iii) Oxford Partners I Limited Partnership, Oxford Partners II Limited Partnership, and Oxford Partners III Limited Partnership, (iv) Zickler Associates Limited Partnership, (v) Oxford Fund I Limited Partnership, (vi) Oxford Fund II Limited Partnership, (vii) OTEF II Associates Limited Partnership, (viii) Oxford Bethesda I LP, and (ix) Oxford Bethesda II LP.

          "Employee Pension Benefit Plan" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before any Closing Date, and to which any of the Oxford Entities is or would hereafter become obligated in any manner.

          "Employee Welfare Benefit Plan" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before any Closing Date, and to which any of Sellers or the Oxford Entities is or would hereafter become obligated in any manner.

          "Environmental Assessment" shall have the meaning set forth in Section 8.5(b).

          "Environmental Claim" means any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned by the Property-Owning Entities, or (b) circumstances forming the basis of any violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Environmental Permits" shall have the meaning set forth in Section 5.16(d).

          "Environmental Reports" shall mean those environmental site assessment reports delivered by Sellers to Buyers or their representatives, a list of which is set forth in Disclosure Schedule 5.16.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" shall mean any Person under common control or a member of a controlled group of corporations (as defined in Sections 414(b) and (c) of the Code) with the Sellers, the Oxford Entities or any of their subsidiaries.

          "Escrow Agent" shall mean Chicago Title Insurance Company, 1129 20th Street, N.W., Suite 300, Washington, D.C. 20036 (Attention: Eric Taylor; telephone number 202-466- 2266).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" shall mean collectively the Excluded Seller Assets and the Excluded Oxford Assets.

          "Excluded Oxford Assets" shall mean the assets and all liabilities related thereto set forth in Disclosure Schedule Definition 1.

          "Excluded Seller Assets" shall mean the assets and all liabilities related thereto set forth in Disclosure Schedule Definition 2.

          "Fee Agreements" shall mean, without duplication, the fee agreements, participation agreements, residual receipt notes, senior notes, incentive management fees and other agreements that evidence the right of Sellers, OHC, ORFG or their respective Subsidiaries to receive payments, other than as set forth in the Organizational Documents, as set forth on Disclosure Schedule 5.11.

          "Financial Statements" shall have the meaning set forth in Section
5.3.

          "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

          "General Partner Interests" shall mean, all of the membership, partnership or other ownership interests in the General Partners other than those identified as Excluded Assets.

          "General Partner Shares" shall mean all of Sellers' respective ownership interests in all of the General Partners.

          "General Partners" shall mean the Persons that directly own general partnership or managing membership interests in Property-Owning Entities, all as more particularly set forth on Disclosure Schedule 5.1(b), but shall expressly exclude (i) any individuals, (ii) any entity owned or controlled by Persons other than any of the Sellers or the Companies, (iii) the Direct General Partnership Interests, (iv) ZIMCO Entities, and (v) OEC III.

          "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign, including, without limitation, HUD and the United States Department of Justice.

          "HAP Contract" means any existing Housing Assistance Payments Contract applicable to a Property, between the United States of America acting through its Secretary of Housing and Urban Development, and any Company or its predecessor in interest, as such contract may have been amended from time to time.

          "Holdback Security Agreement" shall mean a Holdback Security Agreement in the form attached hereto as Exhibit O.

          "HUD" means the United States Department of Housing and Urban Development and any applicable state housing finance agency.

          "HUD Approval" shall have the meaning set forth in Section 8.2(c).

          "HUD Condition" shall mean the condition to Closing set forth in
Section 9.1(b).

          "HUD Loan Documents" means, collectively, the promissory notes, the mortgages, the regulatory agreements and other security documents related to the HUD Properties to which either HUD or a state housing finance agency is a party.

          "HUD Partnerships" shall mean the Property-Owning Entities set forth on Disclosure Schedule 5.2(a) that own HUD Properties.

          "HUD Properties" shall mean the real properties and leasehold interests set forth on Disclosure Schedule 5.2(a).

          "ILPI and BAC Agreement" shall mean that certain ILPI and BAC Agreement in the form attached hereto as Exhibit P.

          "Indemnification Agreement" shall mean that certain Indemnification Agreement by and between the parties hereto to be entered into simultaneously herewith.

          "Indemnity Agreements" shall have the meaning set forth in Disclosure Schedule Definition 3.

          "Intercompany Liabilities" shall mean the indebtedness, notes, loan agreements and other instruments set forth on Disclosure Schedule 5.15.

          "Investment Tier Partnerships" shall mean North Gate-Oxford Limited Partnership, OMEGA, and Underwood-Oxford Associates Limited Partnership One.

          "IRS" shall mean the United States Internal Revenue Service or any successor agency.

          "Laws" shall mean all laws, rules, regulations, ordinances, decrees and orders of all applicable Federal, state, city and other Governmental Authorities other than Environmental Laws.

          "Leases" shall mean, with respect to any Property, the leases, licenses, tenancies and other occupancy agreements in effect at such Property.

          "License Agreement (FF&E)" shall mean the License Agreement substantially in the form of Exhibit Q.

          "License Agreement (Oxford)" shall mean the License Agreement substantially in the form of Exhibit R.

          "Lien" shall mean any mortgage, pledge, assessment, security interest, lease or sublease (other than residential leases or subleases entered into by Persons occupying all or a portion of a residential unit at any of the Properties or commercial leases), lien, adverse claim, levy, charge, option, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing.

          "Manager" shall mean the Affiliate of Buyers that manages certain of the Properties as of the date of this Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the validity or enforceability of this Agreement, on the ability of Sellers or Buyers to perform their obligations under this Agreement, (ii) the case of Buyers, their ability to perform their obligations under the Related Documents, or (iii) in the case of Sellers, on the financial condition or gross revenues of the Acquired Assets or the Acquired Business, taken as a whole; provided, however, that adverse effects due to general economic or financial market conditions and events or occurrences resulting from the failure to obtain Consents shall not be deemed to constitute a Material Adverse Effect for purposes of Section 10.1(c).

          "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, other than ordinary and reasonable quantities of such materials that are permitted to be stored and/or used or are otherwise permitted under applicable Environmental Laws.

          "Material Liability" shall mean with respect to any Person a liability which involves a significant risk of substantial monetary payments (after taking into account any indemnification to which such Person is entitled) or sanctions, as determined by such Person in his or its reasonable discretion.

          "Maximum Article VI Liability Cap" shall mean with respect to each Seller the amounts set forth on Disclosure Schedule 11.1.

          "Maximum Non Article VI Liability Cap" shall mean with respect to each Seller the amounts set forth on Disclosure Schedule 11.1.

          "Non-HUD Conditions" shall have the meaning set forth in Section
4.1(b).

          "Non-Refundable Payments" shall mean the initial $500,000 non-refundable payment, together with any additional non-refundable payments made pursuant to Section 4.1(b).

          "Notices" shall have the meaning set forth in Section 12.4.

          "OAMCO General Partners" means those limited liability companies and limited partnerships identified on Disclosure Schedule 1.1.

          "OEC III" means Oxford Equities Corporation III, a Delaware corporation.

          "Office Lease" shall mean that certain Office Building Lease, dated October 14, 1993, between Bay Limited Partnership, as lessor, and Oxford Realty Services Corp., as lessee, with respect to 26,823 square feet of space located at 7200 Wisconsin Avenue, Suite 1110, Bethesda, MD, as the same may be amended, modified or extended pursuant to a right to do so, or a successor lease thereto.

          "OHC" shall mean Oxford Holding Corporation, a Maryland corporation.

          "OHC Shares" shall mean all of the issued and outstanding stock of OHC other than the stock owned by ORFG and Buyers.

          "OMEGA" shall mean Oxford Multiple Equities for Growth & Appreciation Limited Partnership, a Maryland limited partnership.

          "Option Sale Agreement" shall mean that certain Option Sale Agreement in the form attached hereto as Exhibit S.

          "OP Units" shall mean partnership common units of AIMCO OP.

          "Order" shall mean any order, decree, injunction, judgment, edict, ruling, assessment, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

          "ORFG" shall mean Oxford Realty Financial Group, Inc., a Maryland corporation.

          "ORFG Operations L.L.C." shall mean ORFG Operations, L.L.C., a Delaware limited liability company.

          "ORFG Shares" shall mean all of the issued and outstanding stock of ORFG other than the Class B common stock of ORFG currently held by Buyers or their Affiliates.

          "Organizational Documents" shall mean (i) with respect to a corporation, its certificate, charter or articles of incorporation and bylaws,
(ii) with respect to any limited liability company, its certificate of formation, articles of organization, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, and (v) all amendments to the foregoing and other similar organizational or governing documents existing on the date hereof or amended, as contemplated by Article IV of this Agreement.

          "ORP" shall mean Oxford Residential Properties I Limited Partnership, a Maryland limited partnership.

          "ORP MGP" shall mean Oxford Residential Properties I Corporation, a Maryland corporation.

          "OTEF" shall mean Oxford Tax Exempt Fund II Limited Partnership, a Maryland limited partnership.

          "OTEF Escrow" shall mean those funds held pursuant to the Excess Revenue Agreements entered into between OTEF, certain Property-Owning Entities and ORFG, as servicer, which have an aggregate balance of approximately $4.4 million as of March 31, 2000.

          "OTEF MGP" shall mean Oxford Tax Exempt Fund II Corporation, a Maryland corporation.

          "Oxford Development Loan" shall mean the Third Amended and Restated Promissory Note (C Note), in the original principal amount of $3,000,000, dated December 10, 1993, issued by Oxford Development Corporation, Oxford Development Enterprises, Inc. and Oxford Management Company, Inc. (the "C Note") and the rights and obligations created pursuant to that certain Second Amended and Restated Loan Agreement, dated December 10, 1993, by and among ML Oxford Finance Corp. and the affiliated Oxford Entities identified therein and all of Sellers' right, title and interest in and to any documents related to the foregoing other than the Derivative Security.

          "Oxford Entities" shall mean the Companies, Property-Owning Entities, Employee Partnerships, ZIMCO Entities, OTEF, the OTEF MGP, ORP, the ORP MGP, the Investment Tier Partnerships and OEC III.

          "Oxford Entities' Release of Sellers" shall mean a release agreement in the form of Exhibit T-1.

          "Oxford Group Escrow Termination Agreement" shall mean all documents as may be required to terminate the Cash Escrow Account Agreement and Income Tax Cash Escrow Agreement, by and between certain of the Oxford Entities and certain predecessors-in-interest to AIMCO, each dated as of December 10, 1993.

          "Oxford/SEC Reports" shall have the meaning set forth in Section 5.18.

          "Oxparc Entities" means Oxparc 1994, L.L.C., Oxparc 1995, L.L.C., Oxparc 1996, L.L.C., Oxparc 1997, L.L.C., Oxparc 1998, L.L.C., Oxparc 1999, L.L.C., and Oxparc 2000, L.L.C., each a Maryland limited liability company.

          "Partnership Receivables" means any working capital or operating deficit loans or advances, or deferred or accrued but unpaid development, asset management, investor services or other fees due and owing by any Property-Owning Entity to ORFG or OHC, or any of their respective subsidiaries, whether principal or interest.

          "PCB" shall have the meaning set forth in Section 5.16(c).

          "Permitted Transfer" shall mean a transfer upon a person's death, or during his lifetime, by gift or inter vivos trust, to or for the benefit of one or more members of his immediate family (spouse, adult child or minor child).

          "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

          "Personal Property" shall mean, with respect to any Property, all tangible personal property, equipment and supplies owned by any Property-Owning Entity and situated at such Property and used by any Property-Owning Entity in connection with the ownership, use, operation, maintenance or repair of its Property.

          "PPM" shall mean AIMCO OP's Private Placement Memorandum, dated June 1, 2000, relating to the issuance of Buyers' Securities pursuant to this Agreement.

          "Properties" shall mean the real property and leasehold interests owned by the Property-Owning Entities.

          "Property" shall mean any one of the Properties.

          "Property-Owning Entity" or "Property-Owning Entities" shall mean the Person or Persons, respectively, listed on Disclosure Schedule 5.9(a).

          "Purchase Price" shall mean the aggregate consideration to be paid pursuant to Section 2.2.

          "Ratable Percentage" shall mean the percentages set forth on Disclosure Schedule 11.1.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, substantially in the form of Exhibit U.

          "REIT Status" shall mean, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

          "Related Documents" shall mean, collectively, all of the documents identified as Exhibits and Disclosure Schedules to this Agreement, together with any other document, instrument, certificate or agreement executed or delivered at a Closing pursuant to this Agreement.

          "Representative" shall mean, with respect to any Person, any director, officer, employee, agent, advisor, counsel, accountant, financing source or other representative of such Person or of any Affiliate of such Person or any Representative of any of the foregoing.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Seller Obligations" shall mean the indebtedness, notes, loan agreements and other instruments set forth on Disclosure Schedule 5.15 that will be repaid, released or assumed by Buyers at Closing pursuant to Section 2.2.

          "Sellers' Affiliates" shall mean, collectively, immediate family members of each Seller, trusts for the benefit of the foregoing, ORFG Operations L.L.C., The Oxford Note Trust, and/or any other Person who or which is required to deliver an Acquired Asset pursuant to the terms of this Agreement.

          "Sellers' Release of Buyers" shall mean a release agreement in the form attached hereto as Exhibit X.

          "Sellers' Release of Oxford Entities" shall mean a release agreement in the form attached hereto as Exhibit T.

          "Sellers' Representatives" shall mean officers, directors and persons exercising control over the Sellers.

          "Sellers' Threshold Amount" shall have the meaning set forth in
Section 11.1(a)(i).

          "Sellers' Transaction Costs" shall mean (i) the fees and expenses payable to Hale and Dorr LLP and any other counsel of Sellers for legal services rendered to Sellers and the Oxford Entities in connection with the transactions contemplated hereby, (ii) the fees and expenses payable to Sellers' outside accountants for accounting services rendered to Sellers and the Oxford Entities in connection with the transactions contemplated by this Agreement; (iii) one-half of all transfer and recordation taxes and/or fees due and payable in connection with the transactions contemplated by this Agreement, (iv) the fees, costs, expenses and charges incurred in connection with obtaining the Consents to the extent expressly provided for in this Agreement, including any attorneys' fees of Lenders' counsel, and (v) all other costs and expenses incurred by Sellers and/or the Companies in connection with the transactions contemplated by this Agreement.

          "Shares" shall mean, collectively, the OHC Shares and the ORFG Shares.

          "SLP Offer Agreement" shall mean an SLP Offer Agreement in the form attached hereto as Exhibit W.

          "SLP Units" shall have the meaning set forth in the SLP Offer
Agreement.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation with respect to which such Person, directly or indirectly through one or more subsidiaries, (a) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (b) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (ii) any partnership with respect to which (a) such Person or a subsidiary of such Person is a general partner, (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (iii) any limited liability company with respect to which (a) such Person or a subsidiary of such Person is the manager or managing member, or (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (iv) any other entity in which such Person and/or one or more of its subsidiaries, directly or indirectly, (a) have at least a 50% ownership interest or (b) has the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof; provided however, that, notwithstanding any provision to the contrary, the Property-Owning Entities, ORP, OTEF, the Investment Tier Partnerships and the Employee Partnerships shall not be deemed to be a subsidiary of any other Person.

          "Tax" or "Taxes" shall mean all Federal, state and local taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

          "Tax Authority" shall mean the Internal Revenue Service and any other domestic Governmental Authority responsible for the administration of any Taxes.

          "Tax Matters Agreement" shall mean that certain Tax Matters Agreement in the form attached hereto as Exhibit Y.

          "Tentative HUD Approval Date" shall mean the 90th day following the Effective Date, unless Buyers and Sellers have not agreed upon a pre-closing restructuring relating to the HUD Matters (including related modifications to Disclosure Schedule 2.1 and Exhibit 2.1, if necessary) within ten days following the Effective Date, in which event "Tentative HUD Approval Date" shall mean the 100th day following the Effective Date.

          "Zickler Assets" shall mean the Direct General Partnership Interests, OEC III, the Zickler Loans, Zickler Property Loans, Zickler Subordinated Loan and the ZIMCO Entities.

          "Zickler Loans" shall mean (i) the NonNegotiable Promissory Note in the original principal amount of $5,043,471.74, dated March 31, 1986, made by Oxford Development Corporation to Zickler, which has an outstanding principal balance of approximately $4,757,221.73 as of the date hereof, (ii) the NonNegotiable Promissory Note in the original principal amount of $2,193,378, dated December 30, 1986, made by Oxford Development Corporation to Zickler, which has an outstanding principal balance of approximately $2,193,378 as of the date hereof, (iii) the

Master Promissory Note in the original principal amount of $9,000,000, dated May 26, 1988, made by Oxford Development Corporation to Zickler, which has an outstanding principal balance of approximately $2,202,898.32 as of the date hereof, and (iv) the Master Promissory note in the original principal amount of $8,500,000, dated October 10, 1988, made by Oxford Development Corporation to Zickler, which has an outstanding principal balance of approximately $830,173.27 as of the date hereof.

          "Zickler Property Loans" shall mean those loans identified on Disclosure Schedule Definition 5.

          "Zickler Subordinated Loan" shall mean that certain Promissory Note in the original principal amount of $5,825,000, dated October 5, 1989, made by certain OHC subsidiaries to Zickler, which has an outstanding principal balance of approximately $4,925,000, as of the date hereof.

          "ZIMCO Entities" shall mean those limited liability companies which are wholly- owned, directly or indirectly, by Zickler, which companies own direct or indirect interests in any of the Property-Owning Entities, and which limited liability companies with the name, "ZIMCO" and a number, and any Subchapter S corporations that are members of such limited liability companies are set forth on Exhibit 2.1.

                                   ARTICLE II.
                    CONTRIBUTION, PURCHASE AND SALE OF ASSETS

     2.1. Contribution, Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, Sellers shall and shall cause the Sellers' Affiliates to contribute, sell, convey, assign, transfer and deliver to Buyers, and Buyers shall accept, purchase and acquire from Sellers, the Acquired Assets as to which all conditions to Closing have been satisfied (or waived by the party entitled to benefit therefrom), in each case free and clear of all Liens and encumbrances, other than the Assumed Liabilities, as follows:

          (a) Sellers shall, and shall cause any applicable Sellers' Affiliate to, sell to Buyers or Buyers' Affiliates or designees all of the Acquired Assets subject to such Closing that are identified on Exhibit 2.1 as being sold for cash (provided, however, that at the sole option of Buyers, in their discretion, by the delivery of written notice at least five (5) business days prior to Closing, Zickler shall sell to Buyers a portion of his OHC Shares (as designated by Buyers in such notice), Buyers shall grant Zickler a right to sell his remaining OHC Shares to Buyers on the date that is three years and one day following the Closing Date, and Zickler and Buyers shall enter into such other documents, instruments or agreements as the parties shall reasonably require to evidence the same);

          (b) Sellers shall, and shall cause any applicable Sellers' Affiliate to, contribute to AIMCO OP all of the Acquired Assets subject to such Closing that are identified on Exhibit 2.1 as being contributed for OP Units; provided, however, that at least five (5) Business Days prior to Closing Sellers may elect to contribute or sell to AIMCO for AIMCO Stock any of such Acquired Assets;

          (c) Any Acquired Assets as to which all conditions to Closing have not been satisfied (or waived by the party entitled to benefit therefrom) shall be deposited into escrow in accordance with the terms of the Closing Escrow described in Section 4.1(c) below.

          (d) The actual contributions and sales contemplated hereby shall (and shall be deemed to) occur in the following order: (i) Buyers will acquire the stock of OAC Investment, Inc. from OAC Limited Partnership, (ii) Sellers will sell to Buyers or Buyers' Affiliates all of the Acquired Assets subject to Closing that are identified on Exhibit 2.1 as being sold for cash; (iii) Sellers will contribute to AIMCO OP all of the Acquired Assets subject to Closing that are identified on Exhibit 2.1 as being contributed for OP Units; and (iv) Sellers will contribute to AIMCO all of the Acquired Assets subject to Closing that are identified on Exhibit 2.1 as being contributed for AIMCO Stock.

     2.2. Consideration; Assumption of Liabilities; Sale and Contributions. Subject to the adjustments set forth in Section 2.3, the Purchase Price shall be Three Hundred One Million Two Hundred Twelve Thousand Four Hundred Forty and No/100 Dollars ($301,212,440), payable at the Closing as follows:

          (a) In exchange for the contribution of the Contributed Assets, at the Closing, Buyers shall issue Buyers' Securities to Sellers, in such type and quantities to each Seller as is specified by Sellers in writing at least three Business Days prior to the Closing Date, which are to be allocated to each Contributed Asset in accordance with Disclosure Schedule 2.1 hereto, in an aggregate amount equal to (x) Sixty Million and No/100 Dollars ($60,000,000), divided by (y) the AIMCO Market Price, using a Determination Date as of the date immediately preceding the Closing Date, allocated for Tax purposes among the Contributed Assets in accordance with Disclosure Schedule 2.1.

          (b) In exchange for the sale, conveyance, assignment and transfer of the Acquired Assets, other than the Contributed Assets, Buyers shall pay to Sellers at Closing Two Hundred Forty One Million Two Hundred Twelve Thousand Four Hundred Forty and No/100 Dollars ($241,212,440.00) cash, payable by wire transfer of good and immediately available U.S. funds, to such accounts as may be specified in writing by Sellers, allocated among such assets in accordance with Disclosure Schedule 2.1.

          (c) At Closing, Buyers shall assume the Assumed Liabilities identified on Section II. of Disclosure Schedule 2.2(c), and use commercially reasonable efforts to cause the applicable lender to release Sellers from any obligations identified on Section II.A. of Disclosure Schedule 2.2(c), and the remaining Acquired Assets shall be transferred to Buyers subject to the remaining

Assumed Liabilities and Sellers shall be indemnified for such liabilities pursuant to the Indemnification Agreement.

     2.3. Purchase Price Adjustments. The Purchase Price shall be adjusted as follows:

          (a) The Purchase Price shall be adjusted in the manner described below to reflect any net increase or decrease in the sum of total projected net cash flows for calendar year 2000 of the Acquired Assets shown on Disclosure Schedule 2.3(a) (except in the case of James-Oxford Limited Partnership ("James"), in which case the fiscal year ending May 31, 2001 shall be used in lieu of calendar year 2000) that results from the occurrence during the period following January 1, 2000 (June 1, 2000, in the case of James) through and including the Closing Date of any of the following events: (i) any equity restructurings, mortgage or refinancing transaction, or payment or repayment, as the case may be, of any Partnership Receivables, (ii) if all or any material portion of any of the Properties is taken by condemnation or eminent domain (or is the subject of a pending taking which has not been consummated) or if a material portion of any Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty which materially adversely affects the current and future operations of such Property and for which no proceeds are payable either by the applicable Governmental Authority or insurer, (iii) to the extent that any Acquired Asset is not transferred to Buyers at the Closing, or (iv) without duplication and/or except to the extent otherwise provided herein, to the extent that the Sellers or Sellers' Affiliates amend, modify, terminate or enter into any agreements or Organizational Documents which affect the total projected net cash flows for calendar year 2000 of the Acquired Assets shown on Disclosure Schedule 2.3(a) (except in the case of James, in which case the fiscal year ending May 30, 2001 shall be used in lieu of calendar year 2000). Sellers shall in good faith propose the amount of the appropriate adjustment to the projected net cash flow for calendar year 2000 (except in the case of James, which shall utilize a fiscal year ending May 30, 2001) by preparing a pro forma schedule of net cash flows for calendar year 2000 (except in the case of James, which shall utilize a fiscal year ending June 30) similar to the schedule set forth on Disclosure
Schedule 2.3(a), and using the same methodology and assumptions used to prepare such schedule, except that the net cash flows shall be adjusted to reflect the occurrence of any of the events specified in clause (a) above as if they had occurred on January 1, 2000 (June 1, 2000 in the case of James). The aggregate increase or decrease in the sum of total projected net cash flows for calendar year 2000 (the fiscal year ending May 31, 2001 in the case of James) shall be multiplied by 8.6 to determine the amount of the adjustment to the Purchase Price.

          (b) At least fifteen (15) days prior to the Closing, Sellers shall deliver to Buyers proposed adjustments, if any, to the Purchase Price allocable to each of the Acquired Assets identified on Disclosure Schedule 2.1 that are required pursuant to this Section 2.3, together with reasonably detailed supporting documentation for each such adjustment.

          (c) The Purchase Price and the cash portion payable pursuant to
Section 2.2(b) shall be increased at Closing by the cash balance of OHC and ORFG at Closing computed in accordance with the methodology shown on Disclosure
Schedule 2.3(c), as adjusted to the actual date of Closing as follows: (i) reduced to reflect (aa) payments or reserves for accrued but unpaid operating expenses (other than Taxes) through and including the Closing Date,
(bb) all Tax liabilities of such entities attributable to income, gain or loss recognized through the Closing Date for federal, state and/or local income tax purposes in excess of available tax attributes (net of any estimated tax payments by such entities) determined as if the taxable year of such entity ended on the Closing Date, and (ii) increased by accrued but unpaid revenues and receipts due Sellers and Sellers' Affiliates through and including the Closing Date.

          (d) The Purchase Price and the cash portion payable pursuant to
Section 2.2(b) shall be increased at Closing by the account balance on the date hereof of the NHP PMI Inc. for Oxford Group Cash Escrow maintained at Fleet Bank, Boston, Massachusetts, Account # 936428- 7162, which has a balance of approximately $515,000 as of the date hereof, increased by any additional deposits made by any of the Companies after the date hereof and any interest earned on such amounts, decreased by any Shortfalls for the portion of calendar year 2000 ending on the closing date, as defined in the Oxford Group Cash Escrow Account Agreement, and the parties shall execute and deliver any and all documents as may be required to terminate the Cash Escrow Account Agreement and Income Tax Cash Escrow Agreement, by and between certain Oxford companies and certain predecessors-in-interest to AIMCO, each dated as of December 10, 1993 (collectively, the "Oxford Group Escrow Termination Agreement").

          (e) The Purchase Price and the cash portion payable pursuant to
Section 2.2(b) shall be increased at Closing by a per diem amount equal to $36,000 per day for each day that the Closing occurs subsequent to June 30, 2000; provided, however, per diem amounts attributable to those Acquired Assets that are sold or transferred to persons or which were damaged or condemned in whole or in part prior to the Closing and/or to those Acquired Assets which will not be transferred at Closing (e.g., because they are subject to the Closing Escrow Agreement or will be transferred on a subsequent Closing Date) shall be deducted on a per Acquired Asset basis as set forth in Disclosure Schedule 2.3(e) from such total per diem purchase price adjustment amount.

          (f) Any prorations and payments shall be made on the basis of a written closing statement approved by Buyers and Sellers. In the event any prorations or apportionments prove to be incorrect for any reason, then any party shall be entitled to such adjustments as may be reasonably necessary to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available. The parties hereto agree to furnish each other with such documents and other records as shall reasonably be requested to confirm all proration calculations and other payments due under this Section.

          (g) Any re-proration made pursuant to Section 2.3(f) shall be made, if at all, within ninety (90) days after the Closing Date, except with respect to Taxes which shall be re- prorated within thirty (30) days after the information necessary to perform such re-proration is available.

          (h) If, on or after the date hereof, a Property-Owning Entity, or one of the Companies on behalf of a Property-Owning Entity, enters into an agreement with a third party service provider for cable television, telephone, laundry or internet services which is not terminable upon not more than 180 days' prior written notice, then Buyers shall receive a credit at Closing against the cash portion of the Purchase Price in an amount equal to the Sellers' allocable share of any up-front payment or other non-monetary consideration (e.g., warrants or options issued by the vendor) which they receive from third party service providers.

          (i) In the event a Property is sold or refinanced by a Property-Owning Entity subsequent to the date hereof and prior to Closing, Buyers shall receive a credit at Closing against the cash portion of the Purchase Price in an amount equal to any net proceeds received by Sellers, Sellers' Affiliates, ORFG and/or OHC from such sale or refinancing.

          (j) The cash portion of the Purchase Price shall be reduced, without duplication for any such amounts otherwise adjusted under this Section 2.3, by the amount of any dividend or distribution paid to or received by a Seller or Seller's Affiliate attributable to any Acquired Asset and relating to or arising from recurring operations that occur after January 1, 2000 (or May 30, 2000 in the case of James) provided, however, that such reduction shall not apply to dividends or distributions of Excluded Assets. Sellers shall, at the Closing, provide Buyers with a certification of the amount of any such dividends or distributions.

          (k) Sellers shall in good faith determine the amount of the adjustments set forth above and shall provide Buyers with a written notice of adjustment, together with a reasonably detailed calculation of such amounts, at least fifteen (15) days before the Closing Date. Buyers shall, at Buyers' expense, have the right to audit the adjustments proposed by Sellers and to inspect the books and records of each of the Oxford Entities relating to the same. In the event Buyers dispute the amount of the adjustment, Buyers shall, within five (5) days of receipt of the notice of adjustment, provide to Sellers a written notice of dispute, together with a reasonably detailed explanation of the nature of the dispute. If, within three (3) days following Sellers' receipt of any notice of dispute, the parties are unable to agree upon the amount of any adjustment required pursuant to this Section, each party shall immediately select a firm of independent certified public accountants to resolve the discrepancy, and shall notify the other party in writing as to the identity of the accounting firm and date of selection. Should the two accounting firms be unable to reach agreement on the amount of the adjustment within five (5) days following the date of their selection, they shall immediately jointly designate a third firm of independent certified public accountants, and the adjustments to the Purchase Price shall be the mathematical average of the amount of adjustment determined by each of the three firms so selected. This determination shall be final and binding upon all the parties hereto, and shall be enforceable in a court of competent jurisdiction.

          (l) Any adjustment to the Purchase Price shall be made pro rata among the portion of the Purchase Price that will be paid in AIMCO Stock, OP Units, and cash pursuant to Section 2.2, except to the extent otherwise provided herein.

          (m) Notwithstanding anything to the contrary contained herein, in the event the Actual AIMCO Market Price, using a Determination Date as of the date immediately preceding the Closing Date, is less than $35 per share, the Purchase Price which Sellers shall be entitled to receive under Section 2.2 shall be increased by an amount equal to the product of (y) the difference between $35 and the Actual AIMCO Market Price (using a Determination Date as of the date immediately preceding the Closing Date), multiplied by (x) 1,500,000 (which number shall be proportionally adjusted in the event that the aggregate contribution value for the Contributed Assets is other than $60,000,000), which amount may, at Buyers' election, be paid by wire transfer of good and immediately available funds pursuant to Section 2.2(a) or the delivery of additional AIMCO Shares, based upon the Actual AIMCO Market Price, using a Determination Date as of the date immediately preceding the Closing Date.

          (n) The Purchase Price shall be adjusted in accordance with the terms of Section 4.1(c).

     2.4. Warrants. On the Closing Date, the warrants for 500,000 shares of AIMCO stock currently held by Sellers shall be amended and restated pursuant to a warrant agreement in the form of the Amended and Restated Warrant Agreement.

     2.5. Deposit.

          (a) On the date hereof, Buyers shall pay to Sellers the sum of Five Hundred Thousand and No/100 Dollars ($500,000), representing a nonrefundable payment which will be retained by Sellers in all events; provided that this amount will be applied toward the Purchase Price in the event a Closing occurs. In addition, on the date hereof, Buyers shall either deposit an additional Five Million Five Hundred Thousand and No/Dollars ($5,500,000) in cash payable by wire transfer of good and immediately available U.S. funds (which, at Buyers' option, may be replaced by a Letter of Credit as described in clause (c) below) or deliver a Letter of Credit as described in clause (c) below (such amount deposited, together with all interest accrued thereon, or Letter of Credit is hereinafter referred to and held as the "Deposit") with or to the Escrow Agent pursuant to the terms of this Agreement.

          (b) Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Agreement. If the Deposit is made by Buyers other than by Letter of Credit, Escrow Agent shall invest the Deposit in an interest-bearing bank account or money market fund or such other short-term, investment grade securities as Sellers and Buyers shall jointly agree, in writing, with such agreement being provided to Escrow Agent in writing. The taxpayer identification number of one of the Buyers shall initially be utilized for purposes of establishing the interest-bearing escrow account for the Deposit and such Buyer shall be allocated such interest income for income tax purposes; provided, however, the interest earned on the Deposit shall ultimately be reported by the party entitled to receive the Deposit in accordance with the terms of this Agreement.

          (c) Notwithstanding anything to the contrary contained herein, in the event that the Deposit is delivered in the form of (or replaced by) a Letter of
Credit:

               (i) Escrow Agent shall draw on the Letter of Credit on the Business Day immediately preceding any date on which Escrow Agent is required to disburse all or any portion of the Deposit pursuant to the terms of this Agreement.

               (ii) The amount of any Letter of Credit shall equal $5,500,000 plus an amount equal to the interest that would accrue thereon for a three month period at 5% per annum and, if drawn, shall be held in escrow pending disbursement by Escrow Agent.

               (iii) Escrow Agent shall draw on the entire stated amount of the Letter of Credit on the third (3rd) Business Day prior to the expiration date thereof, unless on or before such date, Buyers deliver to Escrow Agent either (a) an extension of the Letter of Credit or (b) an amount of cash equal to the entire stated amount of the Letter of Credit.

               (iv) Buyers shall pay all costs and expenses relating to the Letter of Credit.

          (d) On the Closing Date, monies held as the Deposit, together with the Non- Refundable Payments, together with deemed interest on the Non-Refundable Payments at the rate of 5% per annum from the date of the Agreement through the Closing Date, shall be applied to the cash portion of the Purchase Price payable pursuant to Section 2.2(b).

     2.6. Escrow.

          (a) The parties agree that the Deposit shall be returned to Buyers or delivered to Sellers in accordance with the provisions of Article X.

          (b) In the event any party notifies the Escrow Agent in writing that a dispute has arisen with regard to the delivery of the Deposit, the Escrow Agent shall deliver the Deposit only pursuant to a joint written instruction from all of the parties. If the Escrow Agent does not receive a joint written instruction from all of the parties regarding the Deposit within thirty (30) days after receipt of such notice the Escrow Agent shall have the following rights: (i) the Escrow Agent may, upon giving written notice to the parties hereto, place the Deposit with the clerk of the court for the state in which litigation, if any, between or among the parties hereto in connection with the Deposit is pending in accordance with the requirements of Section 12.20 of this Agreement; (ii) the Escrow Agent may, upon giving written notice to the parties hereto, take such affirmative steps as the Escrow Agent may, at its option, elect in order to terminate its duties as Escrow Agent, including placing the Deposit with a court of competent jurisdiction, determined in accordance with Section 12.20, and commencing an action for interpleader (the parties hereto agreeing that such commencement of any action for interpleader shall terminate the duties of the Escrow Agent hereunder), the costs thereof (including reasonable attorneys' fees) (to be borne by whichever of the parties hereto is the losing party. Upon the taking by the Escrow Agent of either of the actions described in clause (i) or (ii) above, the Escrow Agent shall be released of and discharged from any further obligations.

          (c) If the Escrow Agent receives written instructions to cancel the escrow from all of the parties, the instructions set forth above shall be deemed canceled, the Escrow Agent shall immediately notify the other parties of its receipt of same and the Escrow Agent shall immediately (i) release the Deposit to Buyers; and (ii) return each of the documents to party depositing same.

          (d) The parties hereto agree that the Escrow Agent is acting solely as escrow closing agent, and shall be liable solely for its failure to comply with the terms of this Agreement by reason of its willful misconduct or gross negligence. The foregoing will not limit the liability of Escrow Agent as title insurer, if any, under the terms of any owner's or lender's policy of title insurance which the Escrow Agent or its affiliates may issue (such liability being in accordance with the terms of such policy).

          (e) In all events and notwithstanding anything to the contrary contained herein, Sellers shall be entitled to retain the Non-Refundable Payments.

                                  ARTICLE III.
                           PRE-CLOSING REORGANIZATIONS

     3.1. Restructurings. On or before the Closing Date, the reorganizations and restructurings set forth on Disclosure Schedule 3.1 shall be effected.

                                   ARTICLE IV.
                                     CLOSING

     4.1. Closing.

          (a) Upon the terms and subject to the satisfaction (or waiver by the party benefiting from such conditions) of all conditions to Closing set forth in this Agreement with respect to Acquired Assets representing at least ninety-five percent (95%) of the aggregate projected net cash flow shown on Disclosure
Schedule 2.3(a), the Closing shall take place at 10:00 a.m., Eastern Daylight Time, on July 28, 2000, at the offices of Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004; provided that, except as set forth in
Section 4.1(b), if all such conditions to Closing have not been or cannot be satisfied or are not waived by such date by the party benefiting from such conditions, (i) either party shall have the right to extend the Closing Date for up to six, successive one-month periods by delivery of written notice to the other party of the exercise of such right at least three business days prior to July 28, 2000 or the end of any such subsequent extension; (ii) the party issuing the extension notice must be exercising commercially reasonable efforts to satisfy all conditions to Closing in a timely manner; (iii) in the event of each one-month extension of the Closing Date, the Closing Date shall occur on the 29th day of the immediately following month (or the next Business Day following the 29th day of such month), and (iv) if the Closing has not been completed for any reason whatsoever by January 29, 2001, this Agreement shall be null and void and of no force or effect as though it had never been executed and neither party shall have any liability or obligation to the other party except as otherwise provided herein; provided, however, if Closing is scheduled to occur in December 2000, Sellers shall have the right, upon delivery of written notice to Buyers, to postpone the Closing Date until January 29, 2001.

          (b) Notwithstanding anything to the contrary set forth in Section 4.1(a), above, in the event that at any time after the Tentative HUD Approval Date, all conditions to Closing other than the HUD Condition (the "Non-HUD Conditions") have been satisfied or waived by the party benefiting from such condition, but the HUD Condition has not been satisfied, then this Agreement and each Related Document shall be null and void and of no force or effect as though it had never been executed, the Deposit shall be returned to Buyers, and neither party shall have any liability or obligation to the other party except as otherwise provided herein or in such Related Document; provided, however, in the event that on the Tentative HUD Approval Date all of the Non-HUD Conditions have been satisfied or waived by the party benefiting from such condition, Buyers shall have the right to extend the Closing Date to a date after the Tentative HUD Approval Date for up to six, successive one-month periods after the the Tenative HUD Approval Date by delivery of (i) written notice to the Sellers of the exercise of such right at least three business days prior to the date this Agreement would otherwise terminate, or the end of any such subsequent extension, and (ii) a non-refundable payment to Sellers for each such month equal to $500,000 (each a "Non-Refundable Payment"), payable by wire transfer of good and immediately available U.S. funds to such account as may be specified within ten (10) days after the Effective Date by Sellers or if not so specified by cashier's check, provided, however, that if the Tentative HUD Approval Date is the 100th day following the Effective Date, the initial one month period shall be decreased to a twenty (20) day period. In the event Closing shall occur hereunder, each Non-Refundable Payment shall be applied to the cash portion of the Purchase Price payable pursuant to Section 2.2(b). In the event Closing shall not occur hereunder, each Non-Refundable Payment shall be retained by Sellers. Notwithstanding anything to the contrary contained herein, Buyers shall only have the right to extend the Closing beyond January 29, 2001 for failure to satisfy the HUD Condition if the Non- HUD Conditions have been satisfied or waived, with respect to Acquired Assets representing at least ninety-five percent (95%) of the aggregate projected net cash flow shown on Disclosure
Schedule 2.3(a), on or before January 29, 2001. Notwithstanding the foregoing provisions of this Section 4.1(b) and for purposes of this Section 4.1(b) only, if the Seller Required Consents have been obtained or waived by Sellers, the Buyer Required Consents shall be deemed to have been obtained or waived.

          (c) At Closing, with respect to each of the Acquired Assets for which all conditions to Closing have not been satisfied, such Acquired Assets and each of the closing delivery items identified in Section 4.4 and Section 4.5 relating to such Acquired Assets shall be delivered by Buyers and Sellers to Escrow Agent to be held in escrow (the "Closing Escrow") pending the satisfaction of all remaining conditions to Closing with respect thereto (provided, however, that Buyers shall be entitled to deposit OP Units in lieu of AIMCO Stock for AIMCO Stock which would otherwise be issued to Sellers):

               (i) Sellers shall be entitled to continue to receive their allocable portion of all of the net cash flow and other distributions attributable to Acquired Assets which are the subject of the Closing Escrow and which are accrued and/or relate to the period of time such Acquired Asset(s) are subject to the Closing Escrow;

               (ii) Sellers shall retain all voting, control and management rights relating to any of the Acquired Assets which are the subject of the Closing Escrow, as provided in Section 4.3, including without limitation the sole and exclusive right to sell or refinance the related Properties, and to determine the timing and amount of distributions to direct or indirect partners of the related Property-Owning Entities,

               (iii) Buyers shall be entitled to receive all of the income generated by their cash placed in escrow and/or Buyers shall be entitled to retain all amounts which would otherwise be distributable with respect to Buyers' Securities that are placed in escrow which would otherwise be issued to Sellers,

               (iv) With respect to any assets or interests subject to the Closing Agreement, for so long as any such interests or assets remain subject to the Closing Escrow, Buyers shall not offer to acquire or make any offer to acquire the interests of any of the limited partners, special limited partners, holders of assignee units or beneficial assignee interests of Property-Owning Entities, Employee Partnerships or the Investment Tier Partnerships, ORP or OTEF, as the case may be, or otherwise solicit any of the foregoing interest holders with respect to any transaction or proposed transaction involving a sale, contribution, exchange, purchase, repurchase or redemption, tender offer, merger, reorganization, spin-off, consolidation, business combination or similar type of transaction of such assets or interests while the same remain subject to the Closing Escrow,

               (v) With respect to Properties relating to any assets or interests subject to the Closing Escrow, for so long as such interests or assets remain subject to the Closing Escrow, the operational and accounting services provided by Manager on the date hereof will continue to be performed by employees of Manager who are primarily dedicated to such Properties as a group and, in addition, a senior-level officer of Manager (or Buyers or Buyers' Affiliates) will have primary supervisory responsibility with respect to such Properties,

               (vi) With respect to Properties relating to any assets or interests subject to the Closing Escrow, Buyers shall cause ORFG or another Buyer Affiliate to continue to perform any and all other services required by applicable partnership and other agreements in exchange for the fees payable pursuant to such agreements, including without limitation, investor reporting and related tax services, and

               (vii) Prior to the date or dates on which assets or interests are released from the Closing Escrow (each an "Escrow Release Date"), a determination shall be made, pursuant to the provisions of Section 2.3, as to any appropriate adjustments to the Purchase Price allocable to such interests or assets as of the Escrow Release Date as if the Escrow Release Date were the Closing Date. Subject to the foregoing, on the Escrow Release Date, among other things, (a) Buyers shall deliver an amount equal to increase in the Purchase Price (if any) for the released assets and interests to Sellers (in the same proportions of cash and Buyers' Securities as the Purchase Price allocable to the assets being released), and (b) Escrow Agent shall return to Buyers the decrease (if any) in the Purchase Price for the released assets and interests (in the same proportions of cash and Buyers' Securities as the Purchase Price allocable to the assets being released). In addition, on the Escrow Release Date, all closing delivery items related to the released assets or interests shall be released from escrow in the order and pursuant to the terms of this Agreement, but as if the Escrow Release Date were the Closing Date; provided, however, Buyers shall substitute AIMCO Stock for OP Units to the extent Sellers elect to receive AIMCO Stock for the Acquired Asset being released from escrow.

               (viii) In the event all conditions to Closing have not been satisfied or waived with respect to all escrowed assets and interests on or before December 31, 2001 or such later date pursuant to the extensions permitted in Section 4.1, then: (i) all documents, securities, funds and other items deposited pursuant to the Closing Escrow shall, without further action of any party, be promptly returned to the party or parties who deposited such items, (ii) the escrow shall be deemed to have terminated, and (iii) neither Sellers nor Buyers shall have any obligation to sell or contribute, acquire or accept, as the case may be, any or all of the Acquired Assets subject to the Closing Escrow immediately prior to such termination and (iv) the parties shall have no further rights, obligations or liabilities regarding such assets.

     4.2. [INTENTIONALLY OMITTED]

     4.3. Conventional Portfolio. Disclosure Schedule 4.3 sets forth the list of Required Consents which shall be required by Sellers and Buyers. In the event a Required Consent cannot be obtained from a mortgage lender which has loaned funds with respect to one or more Properties in the Conventional Portfolio, or a financial institution that has provided credit enhancement for all or a portion of such debt or tax-exempt bonds relating thereto (such lenders or financial institutions are referred to as a "Required Consent Lender") (a "Conventional Property Lacking Consent" or "CPLC"), within 60 days from the Effective Date, Buyers and Sellers shall use commercially reasonable efforts to develop a structure which complies with the loan requirements of the Required

Consent Lenders, but implementing a structure which complies with the loan requirements of the Required Consent Lenders shall not constitute a condition to Closing.

     4.4. Deliveries by Sellers at the Closing. At the Closing, Sellers shall deliver, or cause to be delivered, the following to (i) Buyers the following with respect to all Acquired Assets that are being sold or contributed to Buyers pursuant to Section 2.1, and (ii) Escrow Agent with respect to all Acquired Assets that are being submitted to escrow pursuant to Section 4.1(b):

          (a) OHC Shares. Zickler shall deliver to Buyers certificates representing the OHC Shares, duly endorsed, or accompanied by duly executed stock powers) with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, conveying to Buyers the OHC Shares owned by him, free and clear of all Liens and encumbrances.

          (b) ORFG Shares. Each Seller shall deliver or cause to be delivered to Buyers, certificates representing the ORFG Shares, duly endorsed, or accompanied by duly executed stock powers) with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, conveying to Buyers the ORFG Shares owned by him, free and clear of all Liens and encumbrances.

          (c) Assignment and Assumption of Partnership Interests, Membership Interests, Stock Interests and Withdrawal of Partners, Members and Shareholders. Sellers shall deliver or cause to be delivered to Buyers, with respect to the applicable Acquired Assets of such Seller, (a) one or more duly executed counterparts of an Assignment and Assumption of Partnership Interests, Membership Interests, Stock Interests and Withdrawal of Partners, Members and Shareholders (or in such other form as Buyers and Sellers may agree), conveying to Buyers their respective interests described therein, and (b) certificates of amendment to the partnership agreements or amendments to operating agreements as may be required to reflect the change of ownership.

          (d) Assignment and Assumption of Fee Agreements. ORFG Operations, LLC shall deliver to Buyers duly executed counterparts of an Assignment and Assumption of Fee Agreements.

          (e) Assignment and Assumption of Corporate Debt. Each Seller shall deliver to Buyers a duly executed Assignment and Assumption of Corporate Debt, conveying to Buyers all of such Seller's rights in, to and under the Oxford Development Loan.

          (f) Assignment and Assumption of Zickler Loans. Zickler shall deliver to Buyers a duly executed Assignment and Assumption of Zickler Loans conveying to Buyers all of his right, title and interest in and to the Zickler Loans.

          (g) Assignment of Assumption of Zickler Property Loans and Subordinated Loan. Zickler shall deliver to Buyers a duly executed Assignment and Assumption of Zickler

Property Loans and the Zickler Subordinated Loan, conveying to Buyers all of his right, title and interest in and to the Zickler Property Loans and Zickler Subordinated Loan.

          (h) Assignment and Assumption of Derivative Security. Each Seller shall deliver to Buyers a duly executed Assignment and Assumption of Derivative Security, conveying to Buyers all of such Seller's rights in, to and under the Derivative Security.

          (i) Release by Oxford Entities. Sellers shall cause each of the Oxford Entities to deliver to each Seller an executed counterpart of the Oxford Entities' Release.

          (j) Books and Records. Sellers shall deliver to Buyers all of the books and records of the Oxford Entities including, without limitation, all records of all proceedings of and actions taken by, their members, partners, shareholders and boards of directors, and all records relating to the issuance and transfer of interests therein or other securities thereof.

          (k) FIRPTA Certificates. Each Seller shall deliver to Buyers a certificate of non-foreign status in the form attached hereto as Exhibit Z.

          (l) Sellers' Certificates. Each of Sellers shall have delivered to Buyers a certificate, dated the Closing Date and certifying as to its compliance with Sections 9.2(a) and (b).

          (m) Acknowledgments. Each Seller that is to receive OP Units pursuant to Section 2.2 shall deliver to Buyers duly executed counterparts of an Acknowledgment.

          (n) Registration Rights Agreement. Sellers shall deliver to Buyers duly executed counterparts of the Registration Rights Agreement.

          (o) Co-Sale Agreement. Sellers shall deliver to Buyers duly executed counterparts of the Co-Sale Agreement.

          (p) Tax Matters Agreement. Each Seller shall deliver to Buyers duly executed counterparts of the Tax Matters Agreement.

          (q) Sellers' Releases. Each Seller shall deliver to Buyers duly executed counterparts of a (i) Seller's Release of Buyers, (ii) Sellers' Release of Oxford Entities, and (iii) Oxford Entities Release of Sellers.

          (r) Title Affidavits and Indemnities. Sellers shall deliver to Buyers' title company all affidavits and indemnities reasonably requested by Buyers' title company, including, without limitation, affidavits and indemnities reasonably required by Buyers' title company to issue any non- imputation endorsements.

          (s) Amended and Restated Warrants. Sellers shall deliver to Buyers (i) all warrants in AIMCO held by Sellers on the Closing Date, and (ii) duly executed counterparts of the Amended and Restated Warrant Agreement.

          (t) Director and Officer Resignations. Sellers shall deliver to Buyers resignations in the forms of Exhibit AA executed by each of the directors and officers of each of the Companies; provided that no such resignations shall be required with respect to (i) directors who are not Sellers, and/or (ii) entities subject to the Closing Escrow, unless and until such entities are required to be sold or contributed to Buyers pursuant to the terms of this Agreement.

          (u) Employment Agreements. Sellers shall cause all existing employment agreements to be terminated.

          (v) Organizational Documents. Sellers, at their option, may amend the organizational documents of the Companies in which the name "Oxford" appears.

          (w) Office Sublease. Provided that the consent of the Landlord under the Office Lease has been obtained or is not required, Sellers (or their designee) shall execute and deliver a sublease agreement in form and substance reasonably satisfactory to Buyers and Sellers ("Office Sublease") for approximately 8,500 net rentable square feet of the office space (located on the East Wing) covered by the Office Lease and twelve reserved parking spaces, which sublease agreement shall provide that Sellers shall pay total rent (inclusive of all charges, parking fees and pass- throughs) of $100 per annum during the initial two-year period following the Closing Date and, in addition, Buyers shall grant Sellers an option, which Sellers may exercise in their sole discretion by delivery of written notice one hundred eighty (180) days prior to the expiration of the initial two-year period, to sublet the space then occupied by Sellers for any period up to the full remaining term of the Office Lease at the full rent and other charges then required by the Office Lease. In the event Sellers (or their designee) shall desire to sublease all or any portion of the space which is subject to the Office Sublease, Buyers' consent shall be required and, in all events, Buyers shall receive all profits from any such sublease which Sellers (or their designee) would otherwise be entitled to retain under the terms of the Office Lease.

          (x) Equipment Sublease. Sellers shall execute and deliver a sublease agreement in form and substance reasonably satisfactory to Buyers and Sellers ("Equipment Sublease") for the office equipment currently in use by Sellers at the space which is the subject of the Office Sublease, which sublease agreement shall provide that Sellers shall pay total rent (inclusive of all charges and pass-throughs) of $100 per annum during the initial two-year period following the Closing Date and, in addition, Buyers shall grant Sellers an option, which Sellers may exercise in their sole discretion by delivery of written notice one hundred, eighty (180) days prior to the expiration of such two-year period, to sublease all of such equipment for the remaining term of the existing leases at the full rent then required under such leases.

          (y) License Agreement (Oxford). Sellers (or the assignee under the Assignment of Trademarks) shall execute and deliver a License Agreement (Oxford) entitling Buyers to use the trademark or tradename "Oxford."

          (z) License Agreement (FF&E). Sellers shall execute and deliver a License Agreement (FF&E) entitling Buyers to use the furniture, fixtures and equipment.

          (aa) Resolutions. Sellers shall cause to be delivered written consents of the Companies in form and content reasonably satisfactory to Buyers.

          (bb) SLP Offer Agreement. Sellers shall execute and deliver the SLP Offer Agreement.

          (cc) Oxford Group Escrow Termination Agreement. Sellers shall execute and deliver the Oxford Group Escrow Termination Agreement.

          (dd) Disclosure Certificate. Sellers shall execute and deliver a Disclosure Certificate.

          (ee) ILPI and BAC Agreement. Sellers shall deliver to Buyers a duly executed ILPI and BAC Agreement.

          (ff) Option Sale Agreement. Sellers shall deliver to Buyers a duly executed Option Sale Agreement.

          (gg) Options. Sellers shall deliver to Buyers all of their BAC options in accordance with the terms of the Option Sale Agreement.

          (hh) Consulting Agreements. Each Seller shall deliver to Buyers a duly executed counterpart of the Consulting Agreement applicable to such Seller.

          (ii) Certificates of Dissolution. Sellers shall have filed certificates of dissolution with respect to the entities identified on Disclosure Schedule 3.3.

          (jj) Holdback Security Agreement. Each Seller shall deliver a duly executed counterpart of the Holdback Security Agreement.

          (kk) Additional Documents. Sellers shall deliver duly executed counterparts of an agreement terminating the Shareholders' Agreement of OHC and ORFG, and a Termination of the Agreement Among General Partners relating to the Property-Owning Entities.

     4.5. Deliveries by Buyers at the Closing. At the Closing, Buyers shall deliver, or cause to be delivered, the following to (i) Sellers the following with respect to all Acquired Assets that are being transferred to Buyers pursuant to Section 2.1(a), and (ii) Escrow Agent with respect to all Acquired Assets that are being submitted to escrow pursuant to Section 4.1(c):

          (a) OP Units. AIMCO OP shall deliver to each Seller a certificate or certificates representing the number of OP Units specified pursuant to Section 2.2(a), as adjusted pursuant to Section 2.3.

          (b) AIMCO Stock. AIMCO shall deliver to each Seller a certificate or certificates representing the number of shares of AIMCO Stock specified pursuant to Section 2.2(a), as adjusted pursuant to Section 2.3.

          (c) Cash Consideration. Buyers shall wire transfer good and immediately available U.S. funds to such account or accounts as may be specified by Sellers in an aggregate amount equal to the cash consideration to be paid by Buyers to Sellers pursuant to Section 2.2(b), as adjusted pursuant to Section 2.3.

          (d) Assignment and Assumption of Partnership Interests, Membership Interests, Stock Interests and Withdrawal of Partners, Members and Shareholders. Buyers shall deliver to Sellers duly executed counterparts of each Assignment and Assumption of Partnership Interests, Membership Interests, Stock Interests and Withdrawal of Partners, Members and Shareholders delivered by Sellers.

          (e) Acknowledgment. AIMCO OP shall deliver to Sellers duly executed counterparts of each Acknowledgment.

          (f) Assignment and Assumption of Corporate Debt. Buyer shall deliver to Sellers a duly executed counterpart Assignment and Assumption of Corporate Debt regarding conveyance to Buyers of Seller's right in, to and under the Oxford Development Loan.

          (g) Assignment and Assumption of Derivative Security. Buyers shall deliver to Sellers a duly executed Assignment and Assumption of Derivative Security, assuming all of such Seller's rights in, to and under the Derivative Security.

          (h) Assignment and Assumption of Zickler Loans. Buyers shall deliver to Zickler a duly executed Assignment and Assumption of Zickler Loans.

          (i) Assignment and Assumption of Zickler Property Loans. Buyers shall deliver to Zickler a duly executed Assignment and Assumption of Zickler Property Loans and Zickler Subordinated Note.

          (j) Registration Rights Agreement. AIMCO shall deliver to Sellers a duly executed counterpart of the Registration Rights Agreement.

          (k) Co-Sale Agreements. Buyers shall cause to be delivered to Sellers a duly executed counterpart of the Co-Sale Agreements.

          (l) Tax Matters Agreement. Buyers shall deliver to Sellers duly executed counterparts of the Tax Matters Agreement.

          (m) Buyers Release. Each Buyer shall deliver to Sellers duly executed counterparts of the Buyers Release of Sellers.

          (n) Amended and Restated Warrants. AIMCO shall deliver to each Seller a duly executed counterpart of the Amended and Restated Warrant Agreement.

          (o) Office Sublease. Buyers shall execute and deliver the Office Sublease.

          (p) Equipment Sublease. Buyers shall execute and deliver the Equipment Sublease.

          (q) Lease Estoppel. Buyers shall cause ORFG to execute and deliver to the lessor under the Office Lease and each of the Equipment Leases such estoppels or similar documents as may reasonably be required by such lessors.

          (r) License Agreement (Oxford). Buyers shall execute and deliver to Sellers a License Agreement entitling Buyers and the Oxford Entities to use the trademark or tradename "Oxford."

          (s) License Agreement (FF&E). Buyers shall execute and deliver to Sellers a License Agreement entitling Buyers to use the furniture, fixtures and equipment.

          (t) Resolutions of Buyers. Buyers shall deliver to Sellers, the Escrow Agent and any lender of any of the Property-Owner Entities who so requests written consents of Buyers in form and content reasonably satisfactory to Buyers.

          (u) Buyers' Certificates. AIMCO, on behalf of each of the Buyers, shall have delivered to Sellers a certificate dated the Closing Date and signed by its President or any Vice President, certifying as to the Buyer's compliance with Sections 9.3(a) and (b).

          (v) SLP Offer Agreement. Buyers shall execute and deliver the SLP Offer Agreement.

          (w) Oxford Group Escrow Termination Agreement. Buyers shall execute and deliver the Oxford Group Escrow Termination Agreement.

          (x) Assignment and Assumption of Fee Agreements. ORFG Operations, LLC shall deliver to Buyers duly executed counterparts of an Assignment and Assumption of Fee Agreements.

          (y) ILPI and BAC Agreement. Buyers shall deliver to Sellers a duly executed ILPI and BAC Agreement and pay to each Seller the purchase price for his ILPIs set forth on Exhibit A attached thereto by wire transfer of good and immediately available U.S. funds,

          (z) Consulting Agreements. Buyers shall deliver to each Seller a duly executed counterpart of the Consulting Agreement applicable to each Seller, and pay the consulting fees required thereunder by wire transfer of good and immediately available U.S. funds.

          (aa) Holdback Security Agreement. Buyers shall deliver to each Seller an executed counterpart of the Holdback Security Agreement.

          (bb) Option Price. Buyers shall deliver to each Seller a cash payment for his BAC options in accordance with the terms of the Option Sale Agreement.

          (cc) Option Sale Agreement. Buyers shall deliver to Sellers a duly executed Option Sale Agreement.

          (dd) Non-Negotiable Contingent Promissory Note. AIMCO shall deliver to Sellers a duly executed Non-Negotiable Contingent Promissory Note pursuant to the Indemnification Agreement.

          (ee) Additional Documents. Buyers shall deliver duly executed counterparts of an agreement terminating the Shareholders' Agreement of OHC and ORFG, and a Termination of the Agreement Among General Partners relating to the Property-Owning Entities and a release of Zickler's indemnity and guarantee obligations under the Oxford Development Loan and Derivative Security.

     4.6. No Duplicative Deliveries. Notwithstanding the foregoing provisions of Sections 4.4 and 4.5, neither Sellers nor Buyers shall be required to make deliveries of items with respect to Closings that occur with respect to an Escrow Release Date to the extent that such delivery was previously made at a prior Closing and is not relevant for such Escrow Release Date Closing.

                                   ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF SELLER GROUP

          Each of the Sellers hereby makes the following representations and warranties to Buyers, on a several basis, based solely on his knowledge (as defined in Section 12.17), each of which shall be true and correct on the date hereof and shall be true and correct in all material respects

(modified however to reflect changes in fact required or permitted by this Agreement or to which Buyers have consented in writing) on the Closing Date:

     5.1. Organization and Qualification.

          (a) Each of OHC, ORFG and their respective corporate Subsidiaries (i) is a corporation, duly organized, validly existing and in good standing under the laws of its respective state of incorporation; (ii) has the requisite power and authority and all necessary governmental approvals to carry on its business as it is now being conducted; and (iii) is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the nature of the business conducted by it makes such qualification or licensing necessary.

          (b) Each of the General Partners (i) is a corporation, limited partnership or limited liability company duly incorporated, formed or organized, validly existing and in good standing under the laws of the state of its incorporation, formation or organization identified on Disclosure Schedule 5.1(b); (ii) has the requisite power and authority and all necessary governmental approvals to carry on its business as it is now being conducted; and (iii) is duly qualified or licensed as a foreign corporation, limited partnership or limited liability company in each jurisdiction where the nature of the business conducted by it makes such qualification or licensing necessary.

          (c) Each of the Property-Owning Entities, Investment Tier Partnerships, ORP and OTEF (i) is a limited partnership or limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation identified on Disclosure Schedule 5.1(c); (ii) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) is duly qualified or licensed as a foreign limited partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

     5.2. HUD Properties.

          (a) Except for the Properties listed on Disclosure Schedule 5.2(a), none of the Properties are subject to the regulation or oversight of HUD or any state housing finance agency.

          (b) Other than as set forth on Disclosure Schedule 5.2(a), Zickler and each of the General Partners owning an interest in a HUD Partnership (i) has all necessary approvals and consents of HUD and any applicable state housing authority to act as a general partner of the applicable HUD Partnership for which such Person acts as general partner, and (ii) has no "flags" or limited denials of participation, suspensions or disbarments currently in effect under HUD 2530 Previous Participation Review and Clearance Procedures.

     5.3. Financial Statements and Cash Flows.

          (a) Sellers have previously delivered to Buyers true, accurate and complete copies of the financial statements of the Companies set forth on Disclosure Schedule 5.3 (collectively, the "Financial Statements"). Each of the Financial Statements has been prepared on the basis stated in such Financial Statements, and each presents fairly the financial position of the Company(ies) to which it relates as of its date and the results of its operations and changes in financial position for the period presented therein, as the case may be, subject, in the case of unaudited interim financial statements included therein, to normal year-end adjustments.

          (b) Subject to the accuracy of the information provided by Buyers to Sellers, as described in Section 7.12, the projected year 2000 cash flows identified on Disclosure Schedule 2.3(a) accurately depicts in all material respects and in the aggregate Sellers' good faith analysis of how cash flows generated from operations of the Properties would be paid or distributed with respect to the Acquired Assets, whether as fees, participations, payments or repayments or Partnership Receivables or distributions to direct or indirect partners of Property-Owning Entities or others, after giving effect to material assumptions provided to Buyers, including without limitation, amounts due and payable with respect to debt service related obligations and Property capital expenditures.

     5.4. Organizational Documents. Sellers have delivered to Buyers true, correct and complete copies of the Organizational Documents for each Oxford Entity. Set forth on Disclosure Schedule 5.4 are true, correct and complete organizational structure charts which show the direct or indirect equity interests of the Sellers in each of the Oxford Entities, including all corporations in which any Oxford Entity holds ten percent (10%) or more of the voting securities.

     5.5. Litigation. Except as set forth on Disclosure Schedule 5.5 and for claims, actions, suits or proceedings which are covered by insurance, relate to Taxes, or which do not seek specified monetary damages individually in excess of $250,000 or collectively in excess of $1,000,000, (a) neither Sellers nor any Oxford Entity has received notice of any action, suit or proceeding before any judicial or quasi-judicial or administrative body, by any Governmental Authority or other third party, pending or threatened against or affecting all or any portion of the Acquired Business or any of the Sellers or Oxford Entities, and there is no basis for any such action; (b) there are no actions, suits or proceedings pending or threatened in connection with all or any portion of the Acquired Business or any of the Sellers or Oxford Entities; and (c) Sellers have not received notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending, or, to their respective knowledge, threatened, against any of the Sellers, Oxford Entities or the Acquired Business. Except as set forth on Disclosure Schedule 5.5, (a) there is no Order to which any of the Sellers, Oxford Entities or the Acquired Business is subject; (b) each of the Sellers and Oxford Entities is, and has been at all times, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is subject; (c) no event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice of lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Order to which any of the Sellers, Oxford Entities or the Acquired Business is subject; and (d) none of the Sellers or Oxford Entities has received any written notice or other written communication from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Sellers, Oxford Entities or the Acquired Business is subject. Sellers have made available to Buyers for their review copies of all pleadings, correspondence and other documents relating to all actions, suits and proceedings that involve, affect or relate to any of the Sellers, Oxford Entities or the Acquired Business and which are in the possession of Sellers. Sellers have made available to Buyers copies of all material correspondence sent or received since January 1, 1993, between any of the General Partners, on one hand, and any limited partner of any of the Property- Owning Entities, on the other hand.

     5.6. Absence of Undisclosed Liabilities. None of the Companies has any liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due, except (a) those reflected or disclosed in the Financial Statements or on any of the Disclosure Schedules, (b) those arising since the dates of the Financial Statements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (c) those reflected on the balance sheet of each Company.

     5.7. Absence of Changes. Except as set forth on Disclosure Schedule 5.7 or in the Financial Statements, since the dates of the Financial Statements, (a) there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss, whether or not covered by insurance), condition, or state of facts of any character that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and (b) the Oxford Entities have operated in the ordinary course of business consistent with past practice.

     5.8. Benefit Plans and Employee Matters.

          (a) Except as disclosed in the Financial Statements delivered to Buyers or on Disclosure Schedule 5.8(a), none of the Companies (i) has any liability under any past or present Benefit Plan that would not be paid by Companies or Sellers at Closing, or (ii) has any liability to any current employees of any Affiliate of any of Sellers that would not be paid by Companies or Sellers at Closing. Except as expressly provided in any transition plan to which Buyers and Sellers may hereafter agree (but which transition plan shall not be a condition to Closing), none of the Companies has made any representations or commitments to any of their employees concerning terms or conditions of employment of such Persons by Buyers following the date of Closing.

          (b) Except as set forth on Disclosure Schedule 5.8(b), no Oxford Entity is a party to a collective bargaining agreement or similar labor contract, nor have any employees of an Oxford Entity been represented for purposes of collective bargaining by a labor union or labor organization.

          (c) The number of full-time employees of ORFG Operations, L.L.C. is less than fifty persons, and none of the Oxford Entities other than ORFG Operations L.L.C. has had any employees since 1995.

     5.9. Properties.

          (a) Set forth on Disclosure Schedule 5.9(a) is a true, correct and complete list of all of the Properties, indicating, in each case, the street address and owner of such Property, each of which holds marketable fee simple title or leasehold title (as identified on Disclosure Schedule 5.9(a)) to such Property; provided, however, the aforesaid titles are subject to and/or encumbered by Liens and other covenants, conditions, restrictions, easements and other matters which do not adversely affect in any material respect the current use of the Property. Except as disclosed in Disclosure Schedule 5.9(a) and in the Organizational Documents, none of the Companies has granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in any of the Properties

          (b) Except as disclosed on Disclosure Schedule 5.5 or Disclosure
Schedule 5.9(b), the Companies have not received written notice of any alleged material violation of applicable Laws with respect to the Property with which it is affiliated, which violation has not been cured, including, without limitation, all Laws with respect to zoning, building, fire and health codes, but excluding the ADA and Environmental Laws.

          (c) Except as shown on Disclosure Schedule 5.9(c), none of the Property-Owning Entities is actively considering or negotiating the sale or refinancing of any Property. None of the Property-Owning Entities has received any written offer or proposal at any time during the six (6) month period preceding the date of this Agreement for the sale or refinancing of any Property, except as shown on Disclosure Schedule 5.9(c).

          (d) Except as shown on Disclosure Schedule 5.9(d), none of the Oxford Entities has any uncured monetary default as of the date hereof with respect to any indebtedness of such entity; provided, however, with respect to Property-Owning Entities, the aforesaid representation shall only apply to mortgage loan indebtedness.

     5.10. Personal Property; Leases. Except as set forth in Disclosure Schedule
5.10 and except for personal property of which a Company is a lessee, all the personal property included in the Acquired Business is owned by such Company free and clear of all Liens. Except for the Excluded Assets, immediately after the Closing, Buyers will, directly or indirectly, have good and marketable title to all the personal property included in the Acquired Business other than leased personal property, subject to the liens of the Oxford Development Loan and Derivative Security that will be held by Buyers.

     5.11. Fee Agreements.

          (a) Set forth on Disclosure Schedule 5.11 is a true, correct and complete list of Fee Agreements between any of the Oxford Entities as obligor and obligee that are currently in effect.

          (b) Sellers have made available to Buyers a true copy of each Fee Agreement described on Disclosure Schedule 5.11, as presently in effect, and none of Sellers or the Companies has received any written notice from any party to any such Fee Agreement of the termination thereof. Each of the Fee Agreements listed in Disclosure Schedule 5.11 is in full force and effect and constitutes a legal, valid and binding obligation of the Companies except as enforcement may be limited by creditors' rights and equitable principles and, upon consummation of the transactions contemplated by this Agreement, will remain in full force and effect. None of the Companies or, to Sellers knowledge, any other party to any Fee Agreements disclosed or required to be disclosed in Disclosure Schedule
5.11 is currently in violation, breach or default under any such Fee Agreement or, with or without notice or lapse of time or both, would be in violation or breach of or default under any such Fee Agreement.

     5.12. Compliance with Law; Licenses, Permits and Approvals. Except as set forth on Disclosure Schedule 5.12, the businesses of the Oxford Entities other than the Property-Owning Entities have been and are currently being conducted in compliance with all Laws. Disclosure Schedule 5.12 sets forth all licenses, franchises, permits, orders, approvals, authorizations, variances, exemptions, classifications, certificates, registrations and similar documents or instruments issued by any Governmental Authority or otherwise necessary in connection with the ownership, development, use or maintenance of any of the Acquired Business and held by the Oxford Entities (other than the Property-Owning Entities) except those the absence of which would not, individually or in the aggregate, result in a cost, loss, expense or liability in excess of $10,000 (collectively, the "Approvals"). All of the Approvals are, and upon consummation of the transactions contemplated hereby will be, in full force and effect, and no Seller or any Company is or, upon consummation of the transactions contemplated hereby, will be in default under, violation of or noncompliance with the Approvals.

     5.13. Insurance.

          (a) Set forth on Disclosure Schedule 5.13(a) is a true, correct and complete list and description of all casualty, liability, property, workers compensation, directors and officers, crime, employment practices, nurses professional and pollution liability policies, and other contracts that insure the business or operations of any of the Companies or affect or relate to the ownership, use or operations of any of the Acquired Business, and that have been issued to the Companies (including without limitation the names and addresses of the insurers and the expiration dates thereof, and coverage thereof). All such insurance is in full force and effect. All premiums required to be paid thereunder have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the

Closing Date, and will not by their terms in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. None of the Companies has received written notice from any insurance company concerning, nor are any of Sellers aware of, any defects or inadequacies in any of the Properties which, if not corrected, would result in the termination of insurance coverage.

          (b) Set forth on Disclosure Schedule 5.13(b) is a true, correct and complete summary of all losses incurred and payments made since January 1, 1999, pursuant to the insurance described in Section 5.13(a).

     5.14. No Investment Company. Each of the Oxford Entities is not, and does not conduct its operations in a manner that could subject it to registration as, an "investment company" under the U.S. Investment Company Act of 1940, as amended.

     5.15. Intercompany Liabilities. Set forth on Disclosure Schedule 5.15 is true and complete list and description, including the obligors, principal amount outstanding as of the date hereof, and accrued but unpaid interest thereon as of the date hereof, of all indebtedness owed by any of the Companies to any of the other Companies. Except as disclosed in Disclosure Schedule 5.11 or Disclosure
Schedule 5.15 and except for this Agreement, Related Documents and the Indemnification Agreement, there are no obligations, liabilities, Contracts or commitments between or among any of the Companies.

     5.16. Environmental.

          (a) Except as set forth in Disclosure Schedule 5.16(a) or in the Environmental Reports, each of the Companies and the Properties is in compliance in all material respects with all Environmental Laws, which compliance includes, but is not limited to, the possession by the Companies and the Properties of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in Disclosure Schedule 5.16(a), none of the Companies has received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that any the Companies or Properties is not in such material compliance.

          (b) Except as set forth in Disclosure Schedule 5.16(b), there is no Environmental Claim pending or, threatened against any of the Companies or Property-Owning Entities and the Companies have not received written notice of any Environmental Claim pending or threatened against the Companies or against any Person for whose liability for any Environmental Claim any of Sellers or the Companies has retained or assumed either contractually or by operation of law. Except as set forth in Disclosure Schedule 5.16(b) or in the Environmental Reports, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Companies or

Properties or against any Person whose liability for any Environmental Claim any of the Companies or Property-Owning Entities has retained or assumed either contractually or by operation of law.

          (c) Without in any way limiting the generality of the foregoing, (i) all on-site locations where any of the Companies or Property-Owning Entities has stored, disposed or arranged for the disposal of Materials of Environmental Concern at the Properties are identified in Disclosure Schedule 5.16(c) or in the Environmental Reports (ii) all underground storage tanks, and the capacity and contents of such tanks, located at the Properties are identified in Disclosure Schedule 5.16(c) or in the Environmental Reports (iii) except as set forth in Disclosure Schedule 5.16(c) or in the Environmental Reports there is no asbestos contained in or forming part of any building, building component, structure or office space at the Properties, and (iv) except as set forth in Disclosure Schedule 5.16(c) or in the Environmental Reports no polychlorinated biphenyls ("PCB") or PCB- containing items are used or stored at the Properties.

          (d) Each of the Companies and Property-Owning Entities has all permits, licenses, registrations, authorizations and approvals and financial assurance (including, without limitation, rights under grandfather provisions, exemptions, waivers and the like) ("Environmental Permits") required to be held or provided by the Companies and Property-Owning Entities in order to conduct their respective businesses as currently operated or contemplated under applicable Environmental Laws each is in compliance with the requirements of all such Environmental Permits. Set forth on Disclosure Schedule 5.16(d) is a list of all Environmental Permits, if any, held by the Companies and Property-Owning Entities, and the Companies have made copies of all such Environmental Permits, or pending applications for any such Environmental Permits, available for inspection by Buyers. There are no orders or decrees (including, without limitation, consent orders or consent decrees), judgments, settlements, agreements or other binding obligations of any kind relating to Environmental Claims or Environmental Laws specifically applicable to the Companies or to any of the Properties.

          (e) Sellers have provided to Buyers all assessments, reports, data, results of investigations, audits and other information that is in the possession of Sellers located in Sellers' office relating to the environmental matters or the environmental condition of the Properties. Each of the representations and warranties set forth in Sections 5.16(a) through (f) are hereby qualified to the extent of any information and/or disclosures set forth in the Environmental Reports, and each of the representations and warranties set forth in Sections 5.16(a) through (f) shall automatically be deemed to be qualified and modified by such Environmental Reports.

          (f) Set forth on Disclosure Schedule 5.16(f) are true, correct and complete lists of all properties which are or have been owned, leased or operated by the Oxford Entities since 1990.

     5.17. Tax Representations and Warranties as to the Companies. Except as set forth on Disclosure Schedule 5.17, each of the Sellers hereby makes the following representations and warranties to Buyers, on a several basis, based solely on his knowledge (as defined in Section 12.17, below), each of which shall be true and correct in all material respects on the date hereof, and each of which shall apply solely with respect to tax years for which the Companies filed a tax return within the six-year period prior to the date of this
Agreement:

          (a) Each Company has timely filed all Tax Returns required to be filed by it and all such Tax Returns are true, correct, and complete in all material respects. Each Company has timely paid all Taxes required to be paid by it.

          (b) There are no liens for Taxes filed with respect to the assets of any Company except for liens for Taxes not yet due or payable.

          (c) None of the Companies has (i) requested any extension of time to file a Tax Return, which Tax Return has not since been filed, (ii) granted any power of attorney (or similar authority) as to any matter regarding any Taxes, Audit, or Tax Return, which power of attorney remains in effect or outstanding, or (iii) entered into any Tax sharing, tax indemnity, or cost sharing agreement or similar policy or understanding.

          (d) None of the Companies (i) has ever been a member of an affiliated group as defined under Section 1504 of the Code and (ii) has any liability for Taxes of any other person or entity under Treas. Reg. Section 1.1502-6 (or any similar provision of state or local law), or as a transferee or successor, by contract or otherwise;

          (e) None of the Companies has any Audits presently pending or has received any written notice of any upcoming Audit with respect to any Tax Returns or Taxes. None of the Companies has been subject to any Audit;

          (f) None of the Companies has filed any consent to the application of
Section 341(f)(2) of the Code (or any corresponding provision of state or local law);

          (g) None of the Companies has taken any action that would require an adjustment pursuant to Section 481 of the Code (or any corresponding provision of state or local law) by reason of a change in accounting method or otherwise;

          (h) No Seller is a foreign person within the meaning of Section 1445(f)(3) of the Code;

          (i) None of the Companies will have any liability on the Closing Date with respect to any agreement, contract, or arrangement that would result in any "excess parachute payments" within the meaning of Section 280G of the Code;

          (j) The IRS has not challenged the status of any of the Oxford Entities (i) on Disclosure Schedule 5.17(j)(i) (all of which are general partnerships, limited partnerships or limited liability companies) as a "partnership" for United States Federal income tax purposes (and each such entity has at all times taken the position on all of its Tax Returns that it is treated as a "partnership" for United States Federal income tax purposes) or (ii) on Disclosure Schedule 5.17(j)(ii) (all of which are corporations that have filed Subchapter S Elections) as an "S corporation," within the meaning of Section 1361 of the Code (and each such entity has at all times taken the position on all of its Tax Returns that it is qualified as an "S corporation" for United States Federal income tax purposes). Each of the Companies identified on Disclosure Schedule 5.17(j)(iii) is a corporation (without any "S" election) for United States Federal income tax purposes for any and all periods up to and including the Closing Date.

          (k) No Tax Authority has ever claimed that any of the Companies is required to file any Tax Return in a jurisdiction in which such Company does not pay Taxes or file Tax Returns;

          (l) None of the Companies has received (or has requested) any Tax Ruling (as defined below) or entered into any Closing Agreement (as defined below) with any Tax Authority. The term "Tax Ruling," means any ruling of a Tax Authority relating to Taxes. The term "Closing Agreement," means a legally binding agreement with a Tax Authority relating to Taxes;

          (m) None of the Oxford Entities has ever owned or operated any property located outside of the United States; and

          (n) The parties hereto agree that the agreed upon fair market value of each of the Unlimited Tax Lock-Out Properties (as defined in the Tax Matters Agreement) and Limited Tax Lock-Out Properties (as defined in the Tax Matters Agreement) is as set forth on Disclosure Schedule 5.17(n). Disclosure Schedule 5.17(n) also set forth the adjusted tax basis of the Unlimited Tax Lock-Out Properties and Limited Tax Lock-Out Properties as of December 31, 1999. The parties shall amend Disclosure Schedule 5.17(n) to reflect the adjusted tax basis of the Unlimited Tax Lock-Out Properties and Limited Tax Lock-Out Properties as of the Transfer Date (as defined in the Tax Matters Agreement) as soon as practicable, but in no event later than the due date (including extensions) of the tax return with respect to such Tax Lock-Out Property.

     5.18. Reports and Financial Statements. Each of OTEF and ORP has filed all reports, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") . Since 1998, OTEF has timely filed all reports, periodic reports on Form 10-K and Form 10-Q and other documents required to be filed by it with the SEC. All periodic reports on Form 10-K and Form 10-Q required to be filed through the date hereof have been filed by each of OTEF and ORP with the SEC (collectively, the "Oxford/SEC Reports"). Oxford/SEC Reports were prepared and filed in compliance with the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading. The audited financial statements and the interim audited financial statements of OTEF and ORP included in Oxford/SEC Reports were prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial condition and results of operations of each of OTEF,

ORP and their subsidiaries as at the dates thereof and for the periods then ended, subject, in the case of the interim consolidated financial statements, to normal year-end adjustments and any other adjustments described therein.

     5.19. Books and Records. Since December 10, 1993, the books of account, minute books, stock record books, and other records of the Oxford Entities, other than those held by Buyers or their Affiliates and all of which have been made available to Buyers, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Companies contain accurate and complete records of substantially all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Companies. At the Closing, all of those books and records will be in the possession of the Companies.

     5.20. Consents and Approvals; No Violation. Except for (i) the HUD Approvals relating to the HUD Properties and (ii) the filing of amendments to certificates of limited partnership to reflect changes in general partners of any of the Oxford Entities which are partnerships, the consummation by each Seller of the transactions contemplated hereby and compliance by each Seller with the provisions hereof will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

     5.21. Brokers and Financial Advisors. Except as disclosed in Disclosure
Schedule 5.21, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Buyers, without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against Buyers or the Companies for a finder's fee, brokerage commission, or similar payment.

     5.22. Transactions with Affiliates. Set forth on Disclosure Schedule 5.22 is a true and complete list and description, including the obligors, principal amount outstanding as of the date hereof, and accrued but unpaid interest thereon as of the date hereof, of (a) all indebtedness owed by any of the Oxford Entities to any of Sellers or Sellers' Affiliates, and (b) all indebtedness owed by any of Sellers or Sellers' Affiliates to any of the Oxford Entities. Except as disclosed in Disclosure Schedule 5.22, there are no obligations, liabilities, Contracts or commitments between or among any of the Oxford Entities, on the one hand, and any of Sellers or Sellers' Affiliates, on the other hand, that will not be terminated at Closing. The representation set forth in this Section 5.22 shall not be limited to each Seller's knowledge.

                                   ARTICLE VI.
                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

          Each Seller hereby makes the following representations and warranties to Buyers, with respect to himself only and not as to any other Seller, which representations and warranties shall be true and correct on the date hereof and shall be true and correct in all material respects (modified however to reflect changes in fact required or permitted by this Agreement or to which each Seller has consented in writing) on the Closing Date:

     6.1. Ownership Interests.

          (a) Each Seller or Seller Affiliate has good title to the Acquired Assets that he is required to sell or contribute, or cause to be sold or contributed, to Buyers in accordance with the terms of this Agreement.

          (b) Except as set forth in the Organizational Documents or on Disclosure Schedule 6.1(b), (i) the interests of each Seller or Seller Affiliate in the Acquired Assets are held free and clear of all security interests, liens, adverse claims, pledges and other encumbrances of any nature whatsoever, and
(ii) there are no (aa) options, warrants, agreements, conversion or exchange rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any membership interest, partnership interest, or other equity interest in any of the Acquired Assets, (bb) obligations to invest in any of the Companies (in the form of a loan, capital contribution or otherwise), or (cc) restrictions on the voting or transfer of the interests of each Seller in the Acquired Business. Notwithstanding any provision of this Agreement to the contrary, Buyers acknowledge that the Properties to which the Acquired Assets relate are subject to mortgage, trade vendor and other indebtedness and obligations which include senior secured interests. The UCC financing statements listed on Disclosure Schedule 6.1(b) relate to indebtedness of the Oxford Entities disclosed on the applicable Oxford Entity's Financial Statements or indebtedness that has been paid or satisfied in full.

          (c) Each Seller is of legal age and has the requisite mental competence to execute and deliver this Agreement and each of the Related Documents to which each such Seller is a party and perform such Seller's respective obligations hereunder and thereunder. Assuming the due authorization, execution and delivery of this Agreement and the Related Documents by the other parties hereto or thereto, this Agreement and each of the Related Documents constitutes the legal, valid and binding obligation of each Seller, to the extent each is a party thereto, enforceable against such Seller in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and/or by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          (d) The Acquired Assets to be sold or contributed by each Seller (or which each Seller shall cause to be sold or contributed) pursuant to this Agreement represent all of the ownership interests, assets, claims, debts or rights (other than as provided, retained or preserved in this Agreement and the Related Documents, including without limitation, any indemnification rights) of each Seller and Sellers' Affiliates (other than Kenneth Willard) with respect to the Acquired Business and the Properties, except for those interests or assets specifically set forth in the definition of Excluded Assets. No Person other than Sellers, Sellers' Affiliates (other than Kenneth Willard),

Buyers or Buyers' Affiliates owns any direct equity interest, option, warrant, agreement, conversion or exchange right, preemptive right or other rights to subscribe for, purchase or otherwise acquire any interest in OHC, ORFG, or ORFG Operations, LLC or any of their respective Subsidiaries.

          (e) Zickler (and only Zickler) represents and warrants as follows: (i) the sale of Zickler's portion of the Acquired Assets constitutes the sale of at least 75% of his assets as of the date hereof, and (ii) Zickler further represents that the indebtedness referred to in the UCC Financing Statement, dated May 25, 1988 (as the same may have been continued), filed against certain of his Direct General Partnership Interests, has been paid or satisfied in full, notwithstanding the secured party's failure to file UCC-3 termination statements with respect thereto.

     6.2. Investment Representations. Each Seller that will receive AIMCO Stock and/or OP Units pursuant to Section 2.2 or the ILPI and BAC Agreement:

          (a) is an "Accredited Investor," as such term is defined in Regulation D under the Securities Act;

          (b) has received and reviewed the PPM;

          (c) has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of Representatives of AIMCO OP and AIMCO, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of AIMCO Stock, and/or OP Units;

          (d) acknowledges that the AIMCO Stock, and/or OP Units that will be acquired pursuant to this Agreement are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the AIMCO Stock and OP Units, have not been, and may never be, registered under the Securities Act;

          (e) agrees not to offer, sell, transfer or otherwise dispose of the AIMCO Stock, OP Units or any AIMCO Stock issued in exchange for OP Units tendered for redemption, in the absence of registration under the Securities Act unless (i) it delivers to AIMCO OP and AIMCO an opinion of counsel reasonably satisfactory to AIMCO OP and AIMCO, in form and substance satisfactory to AIMCO OP and AIMCO, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws or (ii) in the case of a Permitted Transfer, (x) it delivers notice thereof to AIMCO and AIMCO OP, and
(y) (A) AIMCO reasonably determines that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws, or (B) Sellers deliver to Buyers an opinion of counsel that such proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws.

          (f) acknowledges that the OP Units and any AIMCO Stock issued in exchange for OP Units tendered for redemption, will be in the form of physical certificates and that, unless and until such OP Units or AIMCO Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP/CORPORATION AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP/CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP/CORPORATION, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST/SHARES EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994/THE BY-LAWS OF THE CORPORATION, AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC, THE GENERAL PARTNER/CORPORATION, AT ITS PRINCIPAL EXECUTIVE OFFICE.

          (g) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the AIMCO Stock, and/or OP Units and is able to bear the economic risk of a loss of an investment in the AIMCO Stock, OP Units and is not acquiring any AIMCO Stock, and/or OP Units with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction; and

          (h) has been advised by its own counsel with respect to this Agreement and the tax implications of the contributions and transactions contemplated hereby.

                                  ARTICLE VII.
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

          Each Buyer hereby makes the following representations and warranties to Sellers, with respect to itself only and not as to any other Buyer, which representations and warranties shall be true and correct on the date hereof and shall be true and correct in all material respects (modified however to reflect changes in fact required or permitted by this Agreement or to which each Seller has consented in writing) on the Closing Date:

     7.1. Organization and Qualification.

          (a) AIMCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. AIMCO has its principal place of business in the State of Colorado and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. AIMCO is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

          (b) AIMCO OP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Colorado, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. AIMCO OP is duly qualified or licensed as a foreign limited partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by AIMCO OP makes such qualification or licensing necessary.

          (c) AIMCO/NHP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. AIMCO/NHP has its principal place of business in the State of Colorado and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. AIMCO/NHP is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

          (d) NHP Management Company is a corporation duly incorporated, validly existing and in good standing under the laws of the District of Columbia. NHP Management Company has its principal place of business in the State of Colorado and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. NHP Management Company is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

     7.2. Authority Relative to this Agreement. Each Buyer has all necessary power and authority to execute and deliver this Agreement and each of the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Buyer of this Agreement and each of the Related Documents to which it is a party, the performance by each Buyer of its obligations under this Agreement and each of the Related Documents to which it is a party, and the consummation by each Buyer of the transactions contemplated by this Agreement and each of the Related Documents to which it is a party have been duly and validly authorized by all necessary action and no other proceedings are necessary on the part of Buyers to authorize this Agreement or any of the Related Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and each of the Related Documents has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each Buyer, to the extent each is a party thereto, and, assuming the due authorization, execution and delivery thereof by the other parties hereto or thereto, constitutes the legal, valid and binding obligation of each Buyer, to the extent each is a party thereto, enforceable against such Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     7.3. Consents and Approvals; No Violation. Except as set forth on Disclosure Schedule 7.3, the execution and delivery by Buyers of this Agreement, the consummation by Buyers of the transactions contemplated hereby and compliance by Buyers with the provisions hereof will not (a) conflict with, result in a breach of, or cause a dissolution or require the consent or approval of any Person under, any provision of the Organizational Documents of Buyers,
(b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, or any other third party, (c) conflict with, or, with or without notice or the passage of time or both, result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, obligation or agreement of any kind, to which Buyers are a party, or give to any third party any right of termination, cancellation, amendment or acceleration under any such contract or result in the creation of a Lien on any of the assets or properties of Buyers, or (d) violate or conflict with any Order, Law, rule or regulation applicable to any of Buyers; provided, however, with respect to (b) and (c) above, this representation does not apply to property owned by partnerships affiliated with Buyers.

     7.4. Litigation. Buyers have not received notice of any material action, suit or proceeding before any judicial, quasi-judicial or administrative body, by any Governmental Authority or other third party, pending, or to its knowledge, threatened, against or affecting Buyers or Buyers' ability to close the transactions contemplated hereby and, to their knowledge, there is no basis for any such action, suit or proceeding. Buyers have not received notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings that are pending, or, to its knowledge, threatened, against Buyers.

     7.5. Organizational Documents. Buyers have delivered to Sellers a complete and correct copy of (a) the Charter and Amended and Restated By-laws of AIMCO,
(b) the Certificate and Agreement of Limited Partnership of AIMCO OP, in each case, as amended.

     7.6. OP Units; Amended and Restated Warrants.

          (a) The OP Units, if and when issued to Sellers in accordance with this Agreement, will be duly authorized and validly issued. Subject to Sellers' delivery of the acknowledgments described in Section 4.4(n), the Persons receiving OP Units pursuant to this Agreement will be duly admitted on and as of the Closing Date as limited partners of AIMCO OP with all the rights of limited partners of AIMCO OP under the Agreement of Limited Partnership of AIMCO OP or otherwise.

          (b) The AIMCO Stock to be issued to Sellers upon the exercise of the Amended and Restated Warrants will be fully registered under the Securities Act and under applicable state securities and blue sky laws, and are freely transferrable.

     7.7. Reports, Financial Statements and Private Placement Memorandum. AIMCO has filed all reports, forms, statements and other documents required to be filed by it with the SEC. All periodic reports on Form 10-K and Form 10-Q required to be filed at any time subsequent to December 31, 1998 through the date hereof have been filed by AIMCO with the SEC (collectively, the "AIMCO/SEC Reports"). AIMCO/SEC Reports were prepared and filed in compliance with the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading. The consolidated financial statements and the interim consolidated financial statements of AIMCO included in AIMCO/SEC Reports were prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial condition and results of operations of AIMCO and its subsidiaries as at the dates thereof and for the periods then ended, subject, in the case of the interim consolidated financial statements, to normal year-end adjustments and any other adjustments described therein.

     7.8. Investment Company Status. Neither AIMCO OP nor AIMCO/NHP is an "investment company" within the meaning of Section 721(b) of the Code and the Treasury regulations thereunder.

     7.9. Partnership Status. AIMCO OP is treated as a partnership, and not as an association taxable as a corporation, for Federal income tax purposes.

     7.10. Financial Capability. Buyers have the financial resources necessary to consummate all of the transactions contemplated by this Agreement, including without limitation, the ability to pay the entire portion of the Purchase Price which is required to be paid in cash at Closing, and requirement to indemnify the Sellers under the Indemnification Agreement.

     7.11. Due Diligence. Buyers have been provided access to any and all materials which they have requested in connection with their Due Diligence relating to the Acquired Assets and the Properties.

     7.12. Property Information. All written or electronic financial and operating information with respect to the Properties heretofore provided by Buyers or any Affiliates of Buyers to Sellers or any of the Oxford Entities or any of their respective agents or representatives within the 12 months preceding the date of this Agreement was, in the aggregate, true, accurate and complete in all material respects on the date such information was provided. Buyers acknowledge that Sellers have relied upon such financial information in determining the Purchase Price (and adjustments thereto) under the terms of this Agreement.

     7.13. Brokers and Financial Advisors. Except as disclosed in Disclosure
Schedule 7.13, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyers directly with Sellers, without the intervention of any Person on behalf of the Buyers in such manner as to give rise to any valid claim by any Person against Sellers or the Companies for a finder's fee, brokerage commission, or similar payment.

     7.14. "Blue Sky" Permits. AIMCO OP shall use commercially reasonable efforts to obtain all state securities or "blue sky" permits and other authorizations required to issue the Buyers' Securities pursuant to Section 2.2.

     7.15. Net Worth. As of March 31, 2000, AIMCO had a total stockholders' equity of at least $2.2 billion.


                                  ARTICLE VIII.
                                    COVENANTS

     8.1. Notification of Certain Matters. Subject to the terms of the Confidentiality Agreement executed between Buyers and Sellers and any applicable Laws, the Sellers shall give prompt notice to the Buyers (but in no event more than 2 days after receipt) of any written offer to purchase or acquire any of the Acquired Assets or Acquired Business. Subject to Section 10.1, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     8.2. Consents and Approvals.

          (a) Sellers shall (i) use commercially reasonable efforts to obtain the consents and approvals of Persons who hold mortgage loans secured by any of the Properties, or a financial institution that has provided credit enhancement for all or a portion of such debt or tax-exempt bonds relating thereto which Sellers and Buyers believe may be required in connection with this transaction (the "Consents"), which shall mean, except in the context of Required Consents, notifying those

Persons who or which Sellers and Buyers believe may be required to provide consent or approval in connection with this transaction, and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to contracts with, any of Buyers, Sellers or the Companies and all other Persons, in each case, as are necessary or desirable for the consummation of the transactions contemplated hereby; provided, however, neither Sellers nor Sellers' counsel shall be required to deliver legal opinions to such lenders. Sellers shall, as soon as possible prior to the Closing, deliver to Buyers copies of all Consents obtained by Sellers. Any and all fees, costs, expenses, fines, penalties, settlements or other amounts required to be paid in connection with or incidental to obtaining any of the Consents shall be paid by Sellers, provided that Sellers shall not be required to expend in excess of $750,000 in the aggregate in connection therewith; provided further that Sellers shall not pay any fees, costs, etc. in connection with obtaining the HUD Approval.

          (b) Within five (5) days of the date of this Agreement, Sellers and Buyers shall submit a written summary to HUD Central Office in Washington, D.C. describing the transactions provided for in this Agreement. The parties shall then jointly meet with appropriate officials at HUD Central Office.

          (c) Within fifteen (15) days of the date of this Agreement, Buyers shall prepare and submit to HUD a Form 2530 as necessary in connection with the transactions contemplated hereby (the "2530 Approval"). Buyers and Sellers shall cooperate with each other and with HUD and provide to HUD all information reasonably requested by HUD in connection with its consideration of the Form 2530. Although the parties do not believe an application for either a full or modified application for transfer of physical assets ("TPA Application") is required to be filed with respect to any HUD Partnership, in the event that the HUD central office or any other HUD office requires the submission of a TPA Application, Buyers and Sellers shall cooperate in the preparation and submission of the TPA Application. For purposes of this subsection, HUD shall not include any state finance housing agency. Buyers shall use commercially reasonable efforts to obtain 2530 Approval and, if necessary, approval of TPA Applications (as applicable, the "HUD Approvals") and shall pay any and all fees, costs, expenses or other similar amounts required to be paid in connection with or incidental to obtaining the HUD Approvals; provided that Buyers shall not be required to expend in excess of $750,000 in the aggregate in connection therewith. Buyers shall promptly notify Sellers of any issues or matters raised in connection with obtaining the HUD Approvals, and Buyers shall provide to Sellers copies of all correspondence between Buyers or their Representatives and HUD regarding the HUD Approvals.

     8.3. Conduct of Business Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless AIMCO shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, Sellers shall cause each of the Oxford Entities to conduct its operations and business in the ordinary and usual course of business and consistent with past practice.

     8.4. Sale of Acquired Assets. From and after the date hereof, Sellers shall not sell, transfer, hypothecate, pledge or encumber any of the Acquired Assets or agree to sell, transfer, hypothecate, pledge or encumber any of the Acquired Assets, other than to Buyers (or their designee), except to the extent required (in the ordinary course of business consistent with past practices) in connection with the financing or refinancing of any debt or credit facility relating to any of the Companies, Property-Owning Entities, OTEF or ORP; provided, however, that any sale, transfer, pledge, hypothecation or encumbrance shall not affect the obligation of Sellers to transfer any Acquired Asset which has changed in legal form from the original Acquired Asset as a result of such sale, transfer, pledge, hypothecation or encumbrance.

     8.5. Access and Investigation.

          (a) Prior to the termination of this Agreement, subject to the terms of the Confidentiality Agreement, Sellers shall, and shall cause the Oxford Entities and their Representatives to, provide Buyers and their Representatives with full and free access, during normal business hours and upon reasonable notice, to the Oxford Entities' personnel, properties, contracts, books and records and other documents and data, including tax returns, and shall furnish Buyers with copies of all documents and with such additional financial and operating data and other information as Buyers shall, from time to time, reasonably request for the purpose of enabling Buyers to investigate the affairs of the Oxford Entities and the Acquired Business and the accuracy of the representations and warranties of Sellers made in this Agreement. During such investigation, subject to the terms of the Confidentiality Agreement, Buyers and their Representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as they may deem advisable. Buyers shall endeavor not to unreasonably disrupt the business or operations of Sellers or the Oxford Entities.

          (b) Buyers and their Representatives shall be entitled, upon reasonable notice to Sellers, to cause one or more Phase I environmental site assessments of the Properties (each, an "Environmental Assessment") to be performed, at Buyers' expense. Each Environmental Assessment may include any and all investigations that Buyers deem appropriate for assessing the environmental condition of and any potential environmental liabilities associated with the Properties. Sellers shall provide Buyers and their Representatives with full access to the Properties, during normal business hours and upon reasonable notice, and shall not interfere with any Environmental Assessment, and shall provide all necessary information that is in Sellers' possession or control that may be necessary or desirable for each Environmental Assessment. Buyers shall indemnify Sellers and the Companies for any Damages to the Properties as a result of such Environmental Assessments. No Phase II environmental site assessment shall be undertaken without the prior written approval of Sellers.

     8.6. No Negotiations with Third Parties. Sellers shall not, and shall not permit any of their Representatives or any other Person acting for or on behalf of any of them to, solicit, entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal with, to or from a Person not Affiliated with any of Sellers other than Buyers relating to (a) the sale of all or any part of the Acquired Business, the Companies or any interest therein, (b) the merger, consolidation or other combination of the Companies with any Person, or (c) the liquidation, dissolution or reorganization of the Companies, except (i) with respect to OTEF, ORP and the Property-Owning Entities, or (ii) to the extent that Sellers' failure to do so would, in the reasonable opinion of Sellers, constitute a breach of Sellers' fiduciary duties; provided that this Section is not intended to prevent, affect or otherwise limit the ability of Sellers to consummate any transactions involving a financing or refinancing of any debt or credit facility relating to any of the Oxford Entities, or sale of the Properties owned by the Property-Owning Entities, provided, further, that any such merger, consolidation, combination, liquidation, dissolution or reorganization shall not affect the obligation of Sellers to transfer any Acquired Asset or beneficial interests represented thereby, including if the same has changed in legal form from the original Acquired Asset or the Acquired Business as a result of such merger, consolidation, combination, liquidation, dissolution or reorganization.

     8.7. Public Announcements. At all times at or before the Closing, none of Buyers or Sellers shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of AIMCO and ORFG, on behalf of the Sellers; provided, however, that each of Buyers and Sellers (a) may issue or make, directly or indirectly, any report, statement or release required by Law, or the rules of the SEC, or in the case of Buyers, the New York Stock Exchange or, in the case of Sellers, the American Stock Exchange, if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release, and (b) may issue a press release in the form of Exhibit BB.

     8.8. Insurance. Sellers shall maintain in full force and effect all insurance policies described on Disclosure Schedule 5.13(a) during the period prior to the Closing. On and after Closing, Buyers shall maintain in full force and effect the directors and officers, crime, employment, practices, nurses professional and pollution liability policies obtained by Sellers through the end of the period for which premiums for such insurance were prepaid on or before Closing.

     8.9. Employees.

          (a) Sellers shall be solely responsible for all matters arising from or relating to any employee's employment with any of the Oxford Entities including ORFG Operations L.L.C., or termination of employment by Sellers or any of the foregoing entities, including without limitation, any liability for severance, accrued benefits or liabilities under any Benefit Plans, deferred incentives, termination or similar payments that accrue up to the Closing Date, but excluding any matters for which indemnification is provided by Buyers pursuant to item number 7 of Exhibit B to the Indemnification Agreement.

          (b) Buyers shall be solely responsible for all matters described in item number 7 of Exhibit B to the Indemnification Agreement.

          (c) Buyers agree that, for the minimum statutory period commencing on the Closing Date (18, 29 or 36 months, depending upon the circumstances), either Buyers or the Companies will make COBRA continuation coverage available to individuals who are employees of ORFG Operations, L.L.C. as of the Closing Date and are eligible for COBRA continuation coverage pursuant to the terms of their employment and applicable law. Buyers shall bear the cost of administering such COBRA coverage for such minimum statutory period, but shall not bear the cost of providing health coverage to any such employee, which shall be the responsibility of such employees.

          (d) Sellers have made available to Buyers true, correct and complete copies of all manuals, statements and documents that set forth Sellers' policies and procedures with respect to its employees, and Sellers agree that Buyers shall be entitled to use of such manuals, statements and documents.

     8.10. Transaction Costs. On the Closing Date and after the Closing, (i) Buyers shall pay the Buyers' Transaction Costs, and (ii) Sellers shall pay the Sellers' Transaction Costs.

     8.11. Payments to Financial Advisors. Notwithstanding any provision to the contrary, all claims and obligations with respect to the items set forth on Disclosure Schedule 5.21 are the responsibility of and shall be paid by Buyers.

     8.12. Correspondence with Limited Partners. Prior to the Closing, Sellers shall make available to Buyers for their review copies of all prior correspondence between any of Sellers or the Companies and any limited partners in any of the Property-Owning Entities, OTEF, ORP or any Investment Tier Partnership, to the extent copies of such correspondence are currently available to Sellers or the Companies.

     8.13. Post-Closing Access. Following the Closing, during normal business hours and upon reasonable prior notice, but in no event more than 2 days' prior notice, Buyers and Buyers' Affiliates will permit Sellers and Sellers' Affiliates, or Representatives, access to analyze, review and copy at the reviewer's expense any and all books, records, reports, files and other data of any kind or nature regarding the pre-closing operation, assets, liabilities or condition of the Oxford Entities. Following the Closing, during normal business hours and upon reasonable prior notice, but in no event more than 2 days' prior notice, Sellers and Sellers' Representatives will permit Buyers and Buyers' Affiliates or Representatives, access to analyze, review and copy at the reviewer's expense any and all books, records, reports, files and other data of any kind or nature regarding the pre-closing operation, assets, liabilities or condition of the Oxford Entities; provided however the foregoing covenant shall not affect Sellers' obligation to deliver any and all items that Sellers are required to deliver to Buyers at Closing.

     8.14. No Endorsements. If, on or after the Closing Date, Buyers offer to acquire or make any offer to acquire the interests of any of the limited partners, special limited partners, holders of assignee units or the holders of beneficial assignee interests of Property-Owning Entities, Employee Partnerships, Investment Tier Partnerships, ORP or OTEF, as the case may be, or otherwise solicit any of the foregoing interest holders with respect to any transaction or proposed transaction involving a contribution, exchange, purchase, merger, consolidation or other business combination of such interests or the assets of any of the foregoing entities, with or into Buyers or their Affiliates (all of the foregoing are collectively referred to as "Acquisition Proposal"), Buyers shall make no representations or statements of any kind or nature, whether express or implied, that Sellers or any of them have reviewed or approved any such offer, solicitation or proposed transaction. Notwithstanding the foregoing, each of Buyers and Sellers may issue or make, directly or indirectly, any report, statement or release required by Law, or the rules of the SEC, or in the case of Buyers, the New York Stock Exchange or, in the case of Sellers, the American Stock Exchange, if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release.

     8.15. Offer Documents. Buyers agree to provide Sellers promptly with true and correct copies of any and all documents used by Buyers or their Affiliates in connection with any Acquisition Proposals.

     8.16. Lease Document. Sellers shall deliver to Buyer a true, correct and complete copy of the Amendment to the Office Lease. Sellers and Buyers agree that the terms of the Amendment to the Office Lease shall be as set forth in the term sheet heretofore delivered to Buyers. Sellers agree that there shall not be any amendment or modification made with respect to the Office Lease except as set forth in the aforesaid term sheet without Buyers' prior written consent, which consent shall not unreasonably be withheld.

     8.17. Performance of Obligations. Buyers hereby agree for the benefit of the Sellers that, from and after Closing, Buyers shall, and shall cause Buyers' Affiliates to (a) perform the obligations of the Oxford Entities with respect to the indemnification and reimbursement obligations contained in the Indemnity Agreements listed on Disclosure Schedule Definition 3 and in the Organizational Documents of the Oxford Entities or as provided by law, and (b) cause each of the Oxford Entities in which Buyers are hereby acquiring interests and/or rights to perform all of their respective fiduciary duties and existing contractual obligations in accordance with their respective terms. Such Oxford Entity duties and obligations shall include, without limitation, payment of lawful debts in accordance with their terms (subject to fiduciary duties owed at any time following the Closing to limited partners, special limited partners, investor limited partners, holders of assignee units or the holders of beneficial assignee interests of Property-Owning Entities, Employee Partnerships, Investment Tier Partnerships, ORP or OTEF and any available defenses, counterclaims and/or offsets) and satisfaction of all fiduciary and other legal obligations owed to securityholders (including limited partners, special limited partners, investor limited partners, holders of assignee units or the holders of beneficial assignee interests of Property-Owning Entities, Employee Partnerships, Investment Tier Partnerships, ORP or OTEF). Notwithstanding anything to the contrary set forth in this Section 8.17 or elsewhere in this Agreement or the Related Documents, nothing herein is intended to constitute a guaranty by Buyers of any such Oxford Entity's duties or obligations. On the Closing Date, Buyers shall (i) substitute Buyers or a designee of Buyers in lieu of Zickler and Lavin for all personal indemnity, guarantee, pledge and other financial obligations of Zickler and Lavin identified as a liability to be directly assumed by Buyers on
Section II.A of Disclosure Schedule 2.2(c) that relate to financing arrangements of the Property-Owning Entities, and (ii) use commercially reasonable efforts to cause the applicable lender to have Zickler and Lavin released from all such obligations as of the Closing.

     8.18. Further Assurances. Each party shall deliver to the other all documents, instruments and writings reasonably necessary to effectuate the transfer or contribution of the Acquired Assets which are the subject of the Closing or the transactions contemplated herein.


                                   ARTICLE IX.
                              CONDITIONS TO CLOSING

     9.1. Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of each party to this Agreement to effect the Closing shall be subject to the following conditions having been satisfied with respect to Acquired Assets representing at least ninety five percent (95%) of the aggregate projected net cash flow shown on Disclosure Schedule 2.3 relating to the Acquired Assets, unless waived in writing by all parties, each in their sole discretion:

          (a) No Injunctions. No action shall have been taken, and no statute, rule, regulation, executive order, decree, order, injunction or judgment (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable), by any court or Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement, which has not been lifted (each party agreeing to use its reasonable efforts to have any such injunction, order, judgment or decree lifted).

          (b) HUD Approvals. HUD shall have issued to Buyers necessary HUD Approvals.

          (c) Simultaneous Conditions. No party hereto shall be obligated to consummate any of the transactions contemplated hereby unless all of the events required to have occurred and documents required to be executed and delivered prior to or at the Closing shall have in fact occurred or been executed and delivered, as applicable.

     9.2. Conditions to Obligations of Buyers to Effect the Closing. The obligations of Buyers to effect a Closing with respect to any Acquired Asset are subject to the satisfaction of the following conditions with respect to such Acquired Asset, unless waived in writing by Buyers:

          (a) Representations and Warranties. The representations and warranties of Sellers contained herein shall be true and correct in all material respects at and as of the Closing Date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

          (b) Covenants. Sellers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

          (c) No Material Litigation. There shall be no:

              (i) action, suit or proceeding by any Governmental Authority filed or commenced after the date hereof and which has not been dismissed against any of Sellers in his capacity as an officer, employee, director or control person of any of the Oxford Entities, or against any Buyer or Buyers, that Buyers reasonably determine is likely to result in Material Liability to such Buyers or Sellers, as the case may be; or

              (ii) civil action, suit or proceeding filed or commenced after the date hereof and which has not been dismissed against any of the Sellers in his capacity as an officer, employee, director or control person of any of the Oxford Entities or against any Buyer that, if adversely determined, would be reasonably likely to result in Material Liability to such Buyer or Seller.

          (d) Buyer Required Consents. Subject to the terms of Section 4.1(b), consent shall have been given by each lender from which a Buyer Required Consent is required, as set forth on Disclosure Schedule 4.3.

     9.3. Conditions to Obligations of Sellers to Effect the Closing. The obligations of Sellers to effect a Closing with respect to any Acquired Asset are subject to the satisfaction of the following conditions with respect to such Acquired Asset, unless waived in writing by Sellers:

          (a) Representations and Warranties. The representations and warranties of Buyers contained herein shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

          (b) Covenants. Buyers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

          (c) Change in Control. There has not been a Change in Control of AIMCO.

          (d) No Material Litigation. There shall be no:

              (i) action, suit or proceeding by any Governmental Authority filed or commenced after the date hereof and which has not been dismissed against any Seller or Sellers in his or their capacity as an officer, employee, director or control person of any of the Oxford Entities that such Seller or Sellers reasonably determine is likely to result in Material Liability to such Sellers; or

              (ii) civil action, suit or proceeding filed or commenced after the date hereof and which has not been dismissed against any Seller or Sellers that such Seller or Sellers reasonably determine is likely to result in Material Liability to such Seller and is not principally based upon facts or events relating to the transactions contemplated hereby; provided, however that Sellers shall be deemed to have waived this condition if Buyers notify Sellers in writing that Buyers agree to indemnify Sellers against all Damages arising out of such action, suit or proceeding, on the terms and conditions set forth in the Indemnification Agreement; provided further, however, that Buyers shall only have the right to send such written notice in the event that AIMCO's net worth as of the Closing Date is not less than the amount required pursuant to the covenant set forth in Section 8.20.

          (e) Seller Required Consents. Subject to the terms of Section 4.1(b), consent shall have been given by each lender from which a Seller Required Consent is required, as set forth on Disclosure Schedule 4.3.


                                   ARTICLE X.
                        TERMINATION, WAIVER AND AMENDMENT

     10.1. Termination. This Agreement may be terminated prior to the Closing as follows:

          (a) by the mutual written consent of Buyers and Sellers;

          (b) by Buyers or Sellers if any court of competent jurisdiction shall have issued an Order (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Closing, and such Order shall have become final and nonappealable;

          (c) by Buyers if (i) there has been a material breach by any of Sellers of any representation, warranty, covenant or agreement set forth in this Agreement (other than Sellers' failure to close), which breach has not been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach; or (ii) an event has occurred that could reasonably be expected to have a Material Adverse Effect;

          (d) by Sellers if there has been a material breach by any of Buyers of any representation, warranty, covenant or agreement set forth in this Agreement (other than Buyers' failure to close), which breach has not been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach; and

          (e) automatically pursuant to Section 4.1(a) or 4.1(b).

     10.2. Effect of Termination. In the event of termination of this Agreement by Buyers or Sellers pursuant to Section 10.1: (a) the Deposit shall be immediately returned to Buyers, except for a termination by Sellers pursuant to
Section 10.1(d) in which case Sellers shall be entitled to receive and retain the Deposit, (b) Sellers shall retain the Non-Refundable Payments, and (c) this Agreement shall be null and void and of no force or effect as though it had never been executed and neither party shall have any liability or obligation to the other party, except as otherwise expressly provided herein.

     10.3. Failure to Close. In the event either party fails or refuses to close the transactions contemplated by this Agreement, the sole and exclusive rights and remedies of the parties shall be as follows:

          (a) Buyers' Remedies: If Sellers fail or refuse to close the transactions contemplated by this Agreement for any reason, except (x) default by Buyers of any of their material obligations, (y) the termination of this Agreement pursuant to any applicable provision of this Agreement other than as a result of a material breach of this Agreement by Sellers, or (z) the failure of any condition precedent to Sellers' obligation to close set forth in Section 9.1 or 9.3 under this Agreement, then, following written notice by Buyers and a cure period of twenty (20) business days, which cure is not made, Buyers may, as their sole and exclusive remedies, hereby waiving all other remedies:

              (i) enforce specific performance of this Agreement or other equitable remedies against Sellers; or

              (ii) terminate this Agreement by delivery of written notice to Sellers, in which event the Deposit immediately shall be returned promptly to Buyers, and the parties thereafter shall have no further rights, liabilities, or obligations to one another, except as otherwise provided herein; and

              (iii) in either event, in the event that Sellers or any of them default with respect to their respective obligations to close under this Agreement, and (x) sell all or substantially all of the Acquired Assets or all or substantially all of such Seller's interests in the Acquired Assets, or if they cause to be sold all or substantially all of the Properties, on or before December 31, 2001, to a Person other than Buyers or their Affiliates, Buyers shall be entitled to damages equal to the amount that the purchase price paid to each such Seller for such Seller's interest in the Acquired Assets (or portion thereof, as applicable) by such third party exceeds the Purchase Price set forth herein for such Acquired Assets (or portion thereof, as applicable), or (y) sell, or cause to be sold, one or more of the Acquired Assets or Properties but not substantially all of the Acquired Assets or

Properties on or before December 31, 2001, to a Person other than Buyers or their Affiliates, Buyers shall be entitled (in addition to the remedies set forth in Section 10.3(a)(i) and (ii), above) to damages equal to the amount, if any, of each Sellers' allocable share of the total purchase price for such assets; provided that, in either case, the damages shall be payable by each Seller to Buyers when, in the same manner (whether cash, securities or notes), and to the extent the purchase price is paid by the third party purchaser to each Sellers or Seller's assignee, designee or nominee.

          (b) Sellers' Remedies: If Buyers fail or refuse to close the transactions contemplated by this Agreement for any reason, except (x) default by Sellers of any of their material obligations, (y) the termination of this Agreement pursuant to any applicable provision of this Agreement other than as a result of a material breach of this Agreement by Buyers, or (z) the failure of any condition precedent to Buyers' obligation to close set forth in Section 9.1 or 9.2 under this Agreement, then, following written notice by Sellers and a cure period of twenty (20) business days, which cure is not made, Sellers may, as their sole and exclusive remedies, hereby waiving all other remedies:

              (i) enforce specific performance of this Agreement against Buyers; or

              (ii) terminate this Agreement by delivery of written notice to Sellers and demand and retain, as full and complete liquidated damages, and not as a penalty, the Deposit, both parties hereto agreeing that it would speculative or impossible to determine Sellers' actual damages.

          (c) Agreement as to Equitable Remedies. The parties hereto agree that it may be impossible to calculate the amount of monetary damages that would be incurred by either party due to a failure of the other party to close hereunder because of, among other things, (i) the adverse impact which Buyers' failure to close would have on the Acquired Assets and the Acquired Business, (ii) the unique nature of the Acquired Assets and the Acquired Business, and (iii) the substance of the transactions contemplated hereby is the acquisition of real estate and real estate-related interests.

     10.4. Extension of Time, Waiver, Etc. At any time prior to the Closing:

          (a) AIMCO, on behalf of Buyers, may extend the time for the performance of any of the obligations or acts of Seller, and Zickler, on behalf of Sellers, may extend the time for the performance of any of the obligations or acts of Buyers;

          (b) AIMCO, on behalf of Buyers, may waive any inaccuracies in the representations and warranties of Sellers contained herein or in any document delivered pursuant hereto, and Zickler, on behalf of Sellers may waive any inaccuracies in the representations and warranties of Buyers contained herein or in any document delivered pursuant hereto; or

          (c) AIMCO, on behalf of Buyers, may waive compliance with any of the agreements or conditions of Sellers, contained herein, and the Sellers by unanimous written consent may do the same with respect to Buyers; provided, however, that no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                                   ARTICLE XI.
                             SELLER LIABILITY LIMITS

     11.1. Limitation on Liability. Notwithstanding any provision of this Agreement, or any other document, instrument or agreement executed or delivered pursuant to this Agreement, the liability of each Seller to Buyers for any act or omission to act, fact, matter, thing, event or occurrence, obligation or liability whatsoever relating in any way to, or arising from, this Agreement or consummation of the transactions contemplated hereby, including but not limited to, the representations and warranties set forth in Articles V and VI or in any Related Document, covenants set forth in Article VIII or in any Related Document, and indemnifications set forth in the Indemnification Agreement, shall be expressly limited as follows:

          (a) Article VI Floor and Cap: With respect to any liability or obligation of any Seller that relates to a breach of the representations and warranties made by such Seller pursuant to Article VI of this Agreement, the following provisions apply:

              (i) Buyers shall not assert any claim, or file or commence any action, suit, proceeding or arbitration against any Seller unless and until the liability or obligation of such Seller equals or exceeds an amount equal to (aa) Three Million Dollars ($3,000,000) plus the amount of insurance proceeds paid to Buyers within 120 days from the date the claim is filed (or to which Sellers or Buyers receive notice within such time period that payment will be made) ("Sellers' Threshold Amount"), multiplied by (bb) his Ratable Percentage set forth on Disclosure Schedule 11.1; provided that in the event the liability or obligation exceeds the foregoing floor amount, Buyers may assert the full amount of the claim (in excess of amounts paid, or to which Sellers or Buyers receive notice within such period that payment will be made, pursuant to applicable insurance policies) from the first dollar of such claim; and

              (ii) In no event shall any Seller be responsible for paying any liability, obligation or other amount relating to a breach of representations and warranties made by such Seller pursuant to Article VI to the extent such amount exceeds such Seller's Maximum Article VI Liability Cap.

          (b) Non-Article VI Floor and Cap:

              (i) Buyers shall not assert any claim, or file or otherwise commence any action, suit, proceeding or arbitration against any Seller with respect to any matter arising from or relating to this Agreement or any Related Document or in connection with closing any of the transactions contemplated hereby, other than a breach of any representation or warranty made pursuant to Article VI, unless and until the liability or obligation of such claim equals or exceeds an amount equal to (aa) Three Million Dollars ($3,000,000) plus the amount of any insurance proceeds paid to Buyers within 120 days from the date the claim is filed (or to which Sellers or Buyers receive notice within such time frame that payment will be made), multiplied by (bb) his Ratable Percentage set forth on Disclosure Schedule 11.1; provided that in the event the liability or obligation exceeds the foregoing floor amount, Buyers may assert the full amount of the claim (in excess of amounts paid, or to which Sellers or Buyers receive notice within such time period that payment will be made pursuant to applicable insurance policies) from the first dollar of such claim; and

              (ii) Each Seller shall only be responsible for paying any liability, obligation or other amount with respect to any matter arising from or relating to this Agreement or Related Documents, other than a breach of representations and warranties made by such Seller pursuant to Article VI for which the Sellers' Maximum Liability Cap is set forth in (a)(ii) above, in an amount equal to such Non-Article VI Liability multiplied by his Ratable Percentage; provided that no Seller shall be liable to the extent such amount exceeds such Seller's Maximum Non-Article VI Liability Cap.

          (c) The Sellers Maximum Article VI Liability Cap and Maximum Non
Article VI Liability Cap are referred to in Section 4 of the Indemnification Agreement as the "Applicable Sellers' Cap." Where an indemnity is subject to an Applicable Sellers' Cap, reference shall be made to Section 11(a) or (b) of this Agreement to determine the specific Applicable Sellers' Cap which shall apply.

          (d) Notwithstanding the foregoing limitations on liability or the Applicable Sellers' Cap, Sellers shall be responsible for paying any and all liabilities, obligations, and other amounts arising from or relating to (i) clauses 4 and 5 of Exhibit A of the Indemnification Agreement, (ii) a failure to close, as specified in Section 10.3(a)(iii), (iii) pursuant to Section 8.10(ii), and (iv) with respect to matters addressed in the Tax Matters Agreement (which shall be governed by the limits on liability set forth therein); provided that any Seller's liability under Sections 11.1(d)(i), (ii) and (iii) shall not exceed the amount of such liability multiplied by his Ratable Percentage set forth on Disclosure Schedule 11.1.

          (e) Any amounts paid by any Seller as damages or pursuant to an indemnification, including but not limited to amounts paid for breach of representations and warranties, shall be counted against the floor amounts set forth in Sections 11.1(a) or (b), as the case may be.

     11.2. As-is Condition.

          (a) Except for the Agreed Representations and Warranties (as defined below), neither Sellers, nor anyone acting for, or on behalf of Sellers, has made any representations, warranty, promise or statement, express or implied, to Buyers, or to anyone acting for or on behalf of Buyers, and Buyers shall be deemed to have agreed, and hereby do agree, to purchase the Acquired Business in an "as is, where is" condition and "with all faults" in all respects, and without warranty or representation, express or implied, by Sellers. For purposes of this Agreement, the term "Agreed Representations and Warranties" shall mean those representations and warranties of Sellers which are specifically set forth in this Agreement and/or in the documents to be delivered by Sellers at Closing. Without limiting the foregoing, neither Sellers, nor anyone acting for, or on behalf of Sellers, has made any representations, warranty, promise or statement, express or implied, to Buyers, or to anyone acting for or on behalf of Buyers, and Buyers shall be deemed to have agreed, and do hereby agree, that they are closing the transactions contemplated by this Agreement without having obtained all necessary Consents.

          (b) Without limiting the generality of the foregoing, except for the Agreed Representations and Warranties, no representations or warranties have been made or are made and no responsibility has been or is assumed by Sellers or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Sellers as to the condition or repair of the Acquired Business or any Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Acquired Business or any Property or the condition, repair, value, expense of operation or income potential of the Acquired Business or any Property or any portion thereof. Except for the Agreed Representations and Warranties, Sellers make no representations or warranties, express or implied, as to the suitability or fitness of the Acquired Business or any Property for Buyer's intended use.

          (c) The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement, the Exhibits annexed hereto, or the documents to be delivered at Closing. Except for the Agreed Representations and Warranties, Sellers make no representations or warranties as to whether the Properties contain asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. Further, to the extent that Sellers have provided to Buyers information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Sellers make no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Buyers acknowledge that Sellers have permitted Buyers to inspect fully the Properties and investigate all matters relating to the physical condition and operations of the Properties and Buyers will rely solely upon the results of Buyers' own inspections or other information obtained or otherwise available to Buyers, rather than any information that may have been provided by Sellers to Buyers.

          (d) Except for the Agreed Representations and Warranties and the indemnity provided by Sellers under the Indemnification Agreement, Buyers waive and release Sellers from any present or future claims arising from or relating to the presence or alleged presence of asbestos or other harmful or toxic substances in, on, under or about the Properties including, without limitation, any such claims under or on account of (i) the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) this Agreement or the common law.

     11.3. No Reliance. Notwithstanding any of the representations or warranties made by Sellers in this Agreement, or the terms or provisions of any Related Document, Buyers hereby acknowledge and agree that: (a) an Affiliate of AIMCO is the property manager for the Properties, and (b) to the extent that AIMCO has or should have knowledge (whether implied, imputed or constructive) with respect to any of the matters covered by any of the representations or warranties of Sellers contained in this Agreement, or the terms or provisions of any Related Document, then each of such representations and warranties shall automatically be deemed to be qualified and modified by such knowledge, and Buyers shall be deemed to have waived their rights to rely upon the applicable representation and warranty to the extent to which AIMCO had or is deemed to have had knowledge of inaccuracies with respect to the Properties.

     11.4. Survival of Representations and Warranties; Reliance by Buyers.

          (a) Buyers and Sellers agree that all of the representations and warranties of Buyers and Sellers as set forth in Articles V, VI and VII of this Agreement and those set forth in any Related Document (other than the Tax Matters Agreement) shall survive for a period of one (1) year following the Closing, and that any claims, demands, actions or causes of action must be filed in a court of competent jurisdiction and served on the Sellers or Buyers on or prior to such date. Notwithstanding the foregoing, Sellers' representations set forth in Section 5.17 shall not survive the Closing. All material representations and warranties contained in this Agreement shall be deemed to have been relied upon subject to any investigation heretofore or prior to Closing made on behalf of the party so relying. Each party shall promptly notify the other of any facts or circumstances of which they obtain actual knowledge prior to the Closing Date which render any of the representations and warranties made by them inaccurate in any material respect. Notwithstanding anything to the contrary contained herein, in the event any party obtains actual knowledge prior to Closing (from whatever source) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and such party nevertheless proceeds to Closing, such party shall be deemed to have waived its right to rely upon the applicable representation and warranty to the extent to which it had actual knowledge of inaccuracies prior to the Closing.

          (b) Each party shall have the right, prior to Closing, to give written notice of any changed facts or circumstances occurring after the Effective Date with respect to any of the representations and warranties made in this Agreement, which changed facts or circumstances ("Changed Conditions") would otherwise prevent them from remaking the representations and warranties as of the Closing Date. If such Changed Conditions result from circumstances which are beyond such party's control, then the failure to remake the applicable representation(s) and warranty(ies) shall not be deemed a breach of this Agreement (although it could nonetheless result in the failure of a condition).

     11.5. Attachments; Exhibits; Schedules. To the extent that any schedule, attachment or exhibit contains information that pertains to a representation or warranty not referenced in that schedule, attachment or exhibit, Buyers and Sellers specifically acknowledge and agree that the information contained in such schedule, attachment or exhibit shall qualify all representations and warranties of Sellers and Buyers contained in this Agreement and not merely the representation and warranty referenced therein.

                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

     12.1. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law; provided, however, that any matters relating to the transfer of interests in any entity shall be governed by the laws of the jurisdiction of formation of the such entity.

     12.2. Entire Agreement. This Agreement, including the exhibits and Disclosure Schedules attached hereto, and the Related Documents, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Notwithstanding the foregoing, the execution and delivery of this Agreement and any Related Documents shall not be deemed to modify, amend or integrate the terms of any existing agreement between Buyers and Sellers or any of their Affiliates, including without limitation the shareholders' agreements of OHC and ORFG or any property management agreement to which a Property-Owning Entity is a party.

     12.3. Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     12.4. Notices. Unless otherwise provided for herein, all notices, claims, certificates, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) three
(3) days after the date of mailing, if sent by registered or certified mail, postage prepaid, with return receipt requested; (ii) when delivered, if delivered personally; (iii) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of such facsimile is promptly sent by another means specified herein); (iv) on the first business day following the date of sending, if sent by overnight U.S. Postal Service mail or nationally recognized overnight courier service; in each case to the address set forth below:

    if to any of Buyers, to:

                               Apartment Investment and Management Company
                               2000 South Colorado Boulevard
                               Tower Two; Suite 2 - 1000
                               Denver, Colorado  80222
                               Attention: Mr. Terry Considine
                               Telephone:  (303) 757-8600; Fax:  (303) 692-0786

    And
                               Apartment Investment and Management Company
                               18350 Mt. Langley Ave.
                               Suite 220
                               Fountain Valley, CA 92708
                               Attention:  Mr. Peter K. Kompaniez
                               Telephone: (714) 593-1733; Fax (714) 593-1703
    with a copy to:
                               Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, New York  10036
                               Attention:  Audrey L. Sokoloff, Esq.
                               Telephone:  (212) 735-3000; Fax: (212) 735-2000
    if to any of Sellers, to:
                               Oxford Realty Financial Group, Inc.
                               7200 Wisconsin Avenue, 11th Floor
                               Bethesda, Maryland 20814-4815
                               Attention: Mr. Leo Zickler, Mr. Francis Lavin, Mr. Robert B. Downing, Mr. Mark E. Schifrin,
                               Mr. Marc B. Abrams, and Mr. Richard R. Singleton
                               Telephone: (301) 654-3100; Fax: (301) 951-3495
    with a copy to:
                               Hale and Dorr LLP
                               1455 Pennsylvania Avenue, N.W.
                               Washington, District of Columbia 20004
                               Attention: Steven Snider, Esq.
                               Telephone: 2029428400; Fax (202) 942-8484

or to such other address or such other person as the addressee party shall have last designated by notice to the other party.

     12.5. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

     12.6. Assignment. No party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto, which consent may be granted or withheld in such parties' sole discretion; provided, however, Buyers may, upon providing not less than two days' prior written notice to Sellers, assign their rights under this Agreement to any Oxford Entity or a controlled Affiliate of any Buyer; provided further, however, no such assignment by any Buyer shall relieve Buyers of any of their obligations hereunder.

     12.7. Survival of Covenants. All covenants and undertakings of the parties set forth herein which are required to be performed subsequent to the Closing Date, including but not limited to indemnification obligations, and those obligations set forth in Sections 2.3, 2.6, 4.1(c), 7.14, 8.10, 8.11, 8.13,
8.17, and 12.20, and in the Indemnification Agreement shall survive the Closing, subject to the provisions of Section 6 of the Indemnification Agreement.

     12.8. Intentionally Omitted.

     12.9. Successors and Assigns. Subject to Section 12.6 and the limitations set forth elsewhere in this Agreement, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns, heirs and legal representatives.

     12.10. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     12.11. Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

     12.12. Disclosure Memorandum. Any references to a Disclosure Schedule contained in this Agreement shall be deemed to be a reference to the corresponding Disclosure Schedule contained in the Disclosure Memorandum.

     12.13. Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

     12.14. Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

     12.15. Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

     12.16. Attorneys' Fees. In the event Buyers or Sellers file or otherwise commence any action, suit, proceeding or arbitration against the other for any claim or matter arising from or relating to this Agreement, or any other document, instrument or agreement entered into by the parties pursuant to or in connection with this Agreement, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorney's fees and costs of such action, suit, proceeding or arbitration incurred on account thereof.

     12.17. Seller's Knowledge. Whenever used herein, knowledge of Seller or the best knowledge of Seller or words of similar import shall be limited to the actual (as distinguished from implied, imputed or constructive) specific knowledge of the individual Seller making the specific representation and warranty, without duty of inquiry or any independent investigation, whether or not expressly referred to in this Agreement.

     12.18. Jurisdiction and Venue. The parties hereto hereby irrevocably consent to the non- exclusive jurisdiction of any state or federal court located within the State of Maryland and consent that all such Service of process be made by registered mail in accordance with the provisions of Section 12.4. To the extent permitted by law, the parties hereto waive any objection to venue of any action instituted hereunder.

     12.19. No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall be construed to create any right in any Person other than a party hereto to rely upon any of the terms and conditions of this Agreement or to bring any action to enforce any term or condition of this Agreement.

     12.20. Escrow Agent.

            (a) Escrow Agent shall act on behalf of Buyers and Sellers with respect to the Deposit, Closing Escrow and Holdback Agreement in accordance with the terms of this Agreement and the Holdback Agreement.

            (b) The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or under the Holdback Agreement and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding and disbursing the Deposit, and all accrued interest thereon pursuant to this Agreement, and any funds escrowed pursuant to the Holdback Agreement (collectively the "Escrowed Funds") but in no event shall it be liable for any exemplary or consequential damages in excess of the Escrow Agent's fee hereunder. The Escrow Agent is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the form of execution hereof, or for the identity or authority of any person executing or depositing the same. The Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of any other party hereto or any agent or correspondent prudently selected by the Escrow Agent for the remittance of funds; (b) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (c) the acts or edicts of any Governmental Authority or other group exercising governmental powers.

            (c) Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Holdback Agreement or the Escrowed Funds, the Escrow Agent shall comply with the terms of and act pursuant to Section 2.6 and the Holdback Agreement, as applicable, above.

            (d) The Escrow Agent shall be compensated in accordance with the fee schedule attached hereto as Exhibit CC. The Buyers and the Sellers jointly and severally hereby agree to pay the fees of and expenses incurred by the Escrow Agent in performing its obligations or enforcing its rights hereunder and to reimburse the Escrow Agent for all fees and expenses, including reasonable attorneys' fees, incurred by the Escrow Agent in connection with the preparation, operation, administration and enforcement of this Agreement and the Holdback Agreement and its obligations hereunder. As between the Buyers and the Sellers, the fees and expenses of the Escrow Agent shall be paid one-half by the Buyers and one-half by the Sellers.

            (e) The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith.

            (f) The Escrow Agent may resign hereunder upon 30 days' prior notice to the other parties hereto. Upon the effective date of such resignation, the Escrow Agent shall deliver the Escrowed Funds and all accrued interest thereon to any substitute escrow agent designated by the other parties hereto. If the other parties hereto fail to designate a substitute escrow agent within 30 days after the giving of such notice, the Escrow Agent may institute a bill of interpleader. The Escrow Agent's sole responsibility after the notice period expires shall be to keep safely the Escrowed Funds and all accrued interest thereon and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time the Escrow Agent's obligations hereunder shall cease and terminate.

     12.21. JURY TRIAL WAIVER. EACH BUYER AND SELLER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER EACH BUYER AND SELLER, HEREBY

EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION OF THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH BUYER AND SELLER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH BUYER AND SELLER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE OTHER EXECUTING THIS AGREEMENT. THIS WAIVER SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   BUYERS:

                                   APARTMENT INVESTMENT
                                   AND MANAGEMENT COMPANY,
                                   a Maryland corporation

                                   By:
                                            ----------------------------------
                                            Peter K. Kompaniez
                                            President

                                   AIMCO PROPERTIES, L.P.,
                                   a Delaware limited partnership

                                   By:      AIMCO-GP, Inc.
                                            its general partner

                                            By:
                                                     -------------------------
                                                     Peter K. Kompaniez
                                                     President

                                   NHP MANAGEMENT COMPANY, a District
                                   of Columbia corporation

                                   By:
                                            ----------------------------------
                                            Patrick Foye
                                            Vice President

                                   AIMCO/NHP PROPERTIES, INC.,
                                   a Delaware corporation
-
                                   By:
                                            ----------------------------------
                                            Peter K. Kompaniez
                                            President

                                           SELLERS:



                                           ------------------------------------
                                                    Leo E. Zickler

                                           ------------------------------------
                                                   Francis P. Lavin

                                           ------------------------------------
                                                   Robert B. Downing

                                           ------------------------------------
                                                    Mark E. Schifrin

                                           ------------------------------------
                                                     Marc B. Abrams

                                           ------------------------------------
                                                  Richard R. Singleton

                                           ESCROW AGENT:

                                           Chicago Title Insurance Company

                                           By:
                                              ---------------------------------
                                              Name:  Eric Taylor
                                              Title:
                                                    ---------------------------

                                   Exhibit 2.1

                                 ACQUIRED ASSETS

                        Disclosure Schedule Definition 1
                             Excluded Oxford Assets


     1. That certain Lancaster Heights Note # 6 Non-Negotiable Purchase Money Promissory Note Personal Property in the original principal amount of $1,063,195, made by Lancaster Heights Associates, an Illinois limited partnership, and payable to Oxford Properties Corporation (as assignee of Oxford Development Corporation), dated September 28, 1984, which has an outstanding principal balance as of the date hereof of $838,112, and accrued but unpaid interest thereon of $1,154,314, together with any security therefor.

     2. All right, title and interest in and to any license, and any other privilege or right relating to the use of Suite 340 at the MCI Center, Washington, DC.

     3. Books and publications (but not financial books, records of the Oxford Entities, and financial models and proprietary materials relating to the Acquired Business or the Acquired Assets (whether paper or electronic form)), and subject to the License Agreement (FF&E) the following: computer hardware, software and peripherals, and telephones, televisions, projectors, VCRs and other telecommunications devices identified on Exhibit 1 of Disclosure Schedule Definition 1.

     4. The following furniture, fixtures, artwork, office supplies, and postage machines and any related cash deposits identified on Exhibit 2 of Disclosure Schedule Definition 1, specifically excluding all such items subject to equipment leases, etc.

     5. Subject to the License Agreement (Oxford), all right, title and interest of OHC, ORFG and any subsidiary thereof to any trademarks or tradenames which contain the word, "Oxford."

     6. All of Oxford Investment Corporation's direct and indirect interest in Dutton-Oxford Limited Partnership.


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                        Disclosure Schedule Definition 2
                             Excluded Seller Assets

     1. All partnership interests in the Employee Partnerships, other than the general partner interests in such entities owned by OHC, ORFG or any subsidiary thereof.

     2. All interests of Zickler and Oxford Investment Corporation in Longwood II-Oxford Associates Limited Partnership.

     3. All BAC Options of OTEF owned by any of the current employees of ORFG Operations, L.L.C., including without limitation, any of the Sellers;

     4. All BACs of OTEF and investor limited partnership interests in any of the Property- Owning Entities;

     5. Zickler's ownership interest in the American Real Estate Exchange, Inc. and related computer equipment, and CBI Corporation.

     6. All of Zickler's direct and indirect ownership interest in Dutton-Oxford Limited Partnership.

     7. All direct ownership interests in, and assets of, Oxford Securities Corporation.

     8. All employee benefits identified on Disclosure Schedule 5-8Ai.



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                             Disclosure Schedule 3.1

     1. Oxparc Entities. On or before the Closing Date, each Oxparc Entity that receives fees from an OAMCO General Partner that holds a twenty-five percent interest in the profits, losses and distributions of a Property Owning Entity may distribute the 25% Fee Agreements to their members in a restructuring agreed upon by Buyers and Sellers; provided, however, that no party shall be obligated to agree upon any such restructuring that would result in cost, expense or liability to any party (including third party partners) and, in the case of AIMCO, that could adversely affect its REIT Status.

     2. Distributions of Excluded Oxford Assets. On or before the Closing Date, but in any event prior to the Closing, Sellers shall cause the applicable Oxford Entities to make certain dividends or distributions to Sellers such that title to each Excluded Oxford Asset shall be held by Sellers (or their designee). Any costs or expenses relating to such dividends and distributions shall be paid by the Sellers.

     3. Dissolution of Inactive Oxford Entities. On or before the Closing Date, but in any event prior to Closing, Sellers shall file certificates of dissolution for the inactive Oxford Entities listed on Disclosure Schedule 3.3 (the "Dissolved Entities"), none of which conducts any current, active business or has any current contractual obligations or liabilities.

     4. Liquidation of Class B Limited Partnership. On or before the Closing Date, The Class B Limited Partnership shall distribute to Sellers in complete liquidation all of the Class B common stock of Oxford Realty Financial Group, Inc. held by The Class B Limited Partnership.

     5. Curative Amendments to Property-Owning Entities. On or before the Closing Date, Sellers shall cause to be filed amendments to those partnership agreements of Property-Owning Entities that in the opinion of counsel to the Property-Owning Entities may be filed to cure certain ambiguities relating to the rights of general partners to withdraw from such Property-Owning Entities.

     6. Liquidation of Lavin Zickler Partners I Limited Partnership. On or before the Closing Date, and except as provided for in the Related Documents, Zickler and Lavin shall cause the Lavin Zickler Partnership to liquidate and distribute its assets, as follows: (i) undivided fractional interests in the Zickler Subordinated Note shall be distributed approximately 75% to Zickler and 25% to Lavin, and (ii) the general partner interests identified as Zickler Interests shall be distributed to Zickler, and the remaining general partner interests identified as Lavin Interests shall be distributed to Zickler, as nominee for Lavin pursuant to that certain Nominee Agreement, dated as of the Closing Date. The parties contemplate that Zickler, as nominee, shall contribute the Lavin Interests to AIMCO OP in exchange for OP Units that will be issued in the name of Francis P. Lavin and distributed to Lavin in liquidation of the Lavin Zickler Partnership.


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

     7. Termination of Sellers' Obligations. On or before the Closing Date, Sellers shall cause ORFG and OHC to redeliver to Sellers any and all original notes executed by Sellers, marked paid and canceled, and a termination agreement with respect to all security agreements, guaranty agreements and all other collateral documents relating to said notes. Buyers hereby consent to such actions.

     8. Assignment of Trademarks. On or before the Closing Date, Sellers shall cause ORFG and OHC to execute and deliver the Assignment of Trademarks pursuant to which ORFG and OHC shall sell, transfer, assign and convey all of their respective right, title and interest in and to all trademarks owned by such entities.

     9. REIT Requirements. Sellers shall cooperate with Buyers to effect any pre-closing restructuring that AIMCO deems necessary to avoid any adverse effect on AIMCO's REIT status, provided that such cooperation shall be at no cost, including any out-of-pocket costs and/or tax liability, to Sellers or the Oxford Entities.

     10. ORFG Operations L.L.C. On or before the Closing Date, Sellers may cause ORFG Operations L.L.C. to distribute certain Acquired Assets owned and held by ORFG Operations L.L.C. on the date hereof to the members of ORFG Operations L.L.C.

     11. HUD Matters. Buyers and Sellers will cooperate to effect any pre-Closing restructuring which they agree upon as reasonably necessary to obtain or facilitate HUD Approvals; provided, however, that no party shall be obligated to agree upon any restructuring that could result in cost, expense or liability to any party and, in the case of AIMCO, that could adversely affect its REIT Status.


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

                             DISCLOSURE SCHEDULE 4.3


                          REQUIRED CONSENTS OF BUYERS:

         General Electric

         CNA



                          REQUIRED CONSENTS OF SELLERS:

         General Electric

         CNA

         FNMA

         Banco Santander

         Merrill Lynch

         Conduit loans originally securitized by DLJ, First Union, Nomura and Merrill Lynch

         Northwestern Mutual

         CIGNA



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